                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

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    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                  U.S. Bancorp
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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/X/  No fee required

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     and 0-11

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          [LOGO]

601 Second Avenue South
Minneapolis, Minnesota 55402-4302

March 18, 1999

To Our Shareholders:

    You are cordially invited to attend the 1999 Annual Meeting of Shareholders of U.S. Bancorp, which will be held at 2:00 p.m., local time, on Tuesday, April 20, 1999, at the Minneapolis Convention Center, 1301 Second Avenue South, Minneapolis, Minnesota 55403. For your convenience, a map showing the location of the Minneapolis Convention Center is provided on the back of the accompanying Proxy Statement.

    Holders of record of the Company's Common Stock as of March 1, 1999 are entitled to notice of and to vote at the 1999 Annual Meeting.

    In addition to the election of Directors at this year's Annual Meeting, you will be considering a proposal to approve the new U.S. Bancorp 1999 Stock Incentive Plan. Your Board of Directors has adopted the new plan conditioned on shareholder approval of this proposal. The purpose of the new plan is to aid in attracting and retaining Directors, officers and employees who are capable of assuring the future success of U.S. Bancorp.

    We hope you will be able to attend the meeting. However, even if you anticipate attending in person, please vote your shares promptly to ensure your representation. This year, we are pleased to offer record shareholders the opportunity to vote in any one of three ways: by returning the accompanying proxy card in the enclosed postage paid envelope; by calling the toll-free number listed on the enclosed proxy card; or by using the Internet, as instructed on the proxy card. Whichever of these methods you choose, the named proxies will vote your shares in accordance with your instructions. If you attend the meeting, you will, of course, be entitled to vote in person. If your shares are held in the name of a bank or broker, please follow the voting instructions on the form you receive, because the availability of telephone and Internet voting will depend on their voting processes. IF YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE AND RETURN THE ENCLOSED BUSINESS REPLY POSTCARD TO REQUEST AN ADMISSION TICKET, WHICH WILL BE MAILED TO YOU PRIOR TO THE MEETING DATE.

    WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE MARK, SIGN AND DATE YOUR PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES, OR VOTE YOUR PROXY BY TOLL-FREE TELEPHONE OR THROUGH THE INTERNET AS DIRECTED ON YOUR PROXY CARD. YOUR VOTE WILL BE CONFIDENTIAL, IN ACCORDANCE WITH THE COMPANY'S POLICY ON CONFIDENTIAL VOTING.

Sincerely,

             [SIG]

John F. Grundhofer
CHAIRMAN, PRESIDENT AND
CHIEF EXECUTIVE OFFICER

          [LOGO]

601 Second Avenue South
Minneapolis, Minnesota 55402-4302

                 NOTICE OF 1999 ANNUAL MEETING OF SHAREHOLDERS
                       TO BE HELD TUESDAY, APRIL 20, 1999

    The 1999 Annual Meeting of Shareholders of U.S. Bancorp (the "Company") will be held at 2:00 p.m., local time, on Tuesday, April 20, 1999, at the Minneapolis Convention Center, 1301 Second Avenue South, Minneapolis, Minnesota 55403, for the following purposes:

    1.  To elect five persons to the Board of Directors.

    2. To consider and act upon a proposal to approve the U.S. Bancorp 1999 Stock Incentive Plan.

    3. To consider and act upon a proposal to ratify the selection by the Board of Directors of the firm of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 1999.

    4. To transact such other business as may properly come before the meeting, including, if introduced at the meeting, taking action upon the resolution quoted under the heading "Shareholder Proposals--Proposal IV. Annual Election of Directors" in the accompanying Proxy Statement proposing annual election of all Directors and the elimination of the Company's classified Board of Directors.

    Only shareholders of record at the close of business on March 1, 1999 will be entitled to notice of and to vote at the meeting and any adjournment or postponement thereof. A list of such holders will be available for examination by any shareholder for any purpose germane to the meeting during ordinary business hours for 10 days prior to the meeting at the Company's headquarters, 601 Second Avenue South, Minneapolis, Minnesota.

March 18, 1999                                 By Order of the Board of Directors

                                               /s/ Lee R. Mitau
                                               Lee R. Mitau
                                               SECRETARY

    PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES, OR VOTE YOUR PROXY BY TELEPHONE OR THROUGH THE INTERNET AS DIRECTED ON THE ENCLOSED PROXY CARD. IF YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE AND RETURN THE ENCLOSED BUSINESS REPLY POSTCARD TO REQUEST AN ADMISSION TICKET, WHICH WILL BE MAILED TO YOU PRIOR TO THE MEETING DATE.

                                PROXY STATEMENT

                               TABLE OF CONTENTS

GENERAL MATTERS.......................................................................          1

  Voting, Execution and Revocation of Proxies.........................................          1

  Policy on Confidential Voting.......................................................          2

  Annual Report to Shareholders and Form 10-K.........................................          2

  Principal Shareholders..............................................................          2

PROPOSAL I. ELECTION OF DIRECTORS.....................................................          3

  The Board of Directors..............................................................          3

  Nominees for Election as Directors..................................................          3

  Board and Committee Meetings........................................................          4

  Retirement Policy and Director Compensation.........................................          5

  Information Regarding Nominees and Other Continuing Directors.......................          7

PROPOSAL II. APPROVAL OF THE 1999 PLAN................................................         13

  Description of the Proposed 1999 Plan and Vote Required.............................         13

  Summary of the 1999 Plan............................................................         13

PROPOSAL III. SELECTION OF AUDITORS...................................................         17

SECURITY OWNERSHIP OF MANAGEMENT......................................................         18

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE...............................         19

EXECUTIVE COMPENSATION................................................................         20

  Report of the Compensation and Human Resources Committee on Executive
    Compensation......................................................................         20

  Employment Contracts for the Named Executive Officers...............................         24

  Summary Compensation Table..........................................................         25

  Stock Options.......................................................................         27

  Retirement Plans....................................................................         27

  Compensation Committee Interlocks and Insider Participation.........................         31

COMPARATIVE STOCK PERFORMANCE.........................................................         31

CERTAIN TRANSACTIONS..................................................................         33

  Stock Repurchases...................................................................         33

  Loans to Management.................................................................         33

  Other Transactions..................................................................         34

SHAREHOLDER PROPOSALS.................................................................         34

  PROPOSAL IV. ANNUAL ELECTION OF DIRECTORS...........................................         35

OTHER MATTERS.........................................................................         36

                                GENERAL MATTERS

    This Proxy Statement has been prepared on behalf of the Board of Directors by management of U.S. Bancorp (the "Company") and is furnished in connection with the solicitation of proxies for the Annual Meeting of Shareholders of the Company to be held on April 20, 1999 and any adjournment or postponement thereof. The term "Old USB" used in this Proxy Statement means the former U.S. Bancorp of Portland, Oregon prior to its merger with First Bank System, Inc., as the Company was then known, in August 1997 (the "Merger"). All share amounts have been adjusted to reflect the Company's three-for-one stock split in the form of a 200% stock dividend effected in May 1998. This Proxy Statement and the accompanying proxy card are first being mailed to shareholders on or about March 18, 1999.

    The cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail, officers and other employees of the Company may solicit proxies by telephone, special communications or in person but will receive no special compensation for such services. The Company will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material and annual reports to the owners of the stock in accordance with the schedule of charges of The New York Stock Exchange, Inc. (the "NYSE"). The Company has engaged MacKenzie Partners, Inc. to assist in proxy solicitation for an estimated fee of $10,000 plus out-of-pocket expenses.

    The Company's principal executive offices are located at 601 Second Avenue South, Minneapolis, Minnesota 55402-4302, and its telephone number is (612) 973-1111.

VOTING, EXECUTION AND REVOCATION OF PROXIES

    Holders of record of the Company's Common Stock as of March 1, 1999 are entitled to vote at the Company's Annual Meeting. As of that date, there were approximately 726,039,362 shares of Common Stock of the Company outstanding. Each share is entitled to one vote. There is no cumulative voting. The telephone and Internet voting procedures available to shareholders are designed to authenticate shareholders' identities, to allow shareholders to give their voting instructions and to confirm that shareholders' instructions have been recorded properly. The Company has been advised by legal counsel that the telephone and Internet voting procedures available to shareholders are consistent with the requirements of applicable law. Shareholders voting through the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the shareholder.

    The Company's Bylaws provide that except as otherwise required by law, the Certificate of Incorporation or the Bylaws, the holders of not less than one-third of the total number of shares of Common Stock entitled to vote at any meeting of shareholders, present in person or represented by proxy, shall constitute a quorum and the act of the majority of such quorum shall be deemed the act of the shareholders. If a proxy card is properly executed and returned in the form enclosed or a proxy is voted by telephone or through the Internet, and the shareholder has explicitly abstained from voting on any matter (or, in the case of the election of Directors, has withheld authority to vote with respect to any or all of the nominees), including proxies cast by brokers holding customers' shares in street name who cause abstentions to be recorded at the meeting, the shares represented by such proxy will be considered present at the Annual Meeting for purposes of determining a quorum. Under the rules of the NYSE, brokers who hold shares in street name for customers have the authority to vote on certain routine items when they have not received customers' instructions. Brokers may not vote uninstructed shares with respect to certain non-routine items, however. "Broker non-votes" are votes that could have been cast on a matter if the brokers had received customers' instructions, but did not. Proposals II and IV are considered non-routine items under the NYSE rules, and therefore brokers may not vote uninstructed shares on these matters. Broker non-votes will be considered present at the Annual Meeting for purposes of determining a quorum.

    To be approved, each proposal must receive the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote. With regard to the election of Directors, votes may be cast in favor or withheld; votes withheld will have the same effect as votes against. Abstentions specified on the other proposals will be counted for purposes of calculating the vote on the particular matter, but will not be considered to have been voted in favor of such matter and therefore will have the same effect as a vote against. Broker non-votes will not be counted for purposes of calculating the vote on a particular matter, and therefore will not affect the outcome of the vote on such matter.

    When stock is registered in the name of more than one person, each such person should sign the proxy card. If the proxy card is signed as an attorney, executor, administrator, trustee, guardian or in any other representative capacity, the signer's full title should be given. If the shareholder is a corporation, the proxy card should be signed in its corporate name by an executive or other authorized officer. If a proxy card is properly executed and returned in the form enclosed or a proxy is voted by telephone or through the Internet, it will be voted at the meeting as follows, unless otherwise specified by the shareholder: (i) FOR the election as Directors of all the nominees listed herein; (ii) FOR the proposal to approve the new U.S. Bancorp 1999 Stock Incentive Plan (the "1999 Plan"; the proposal to approve the 1999 Plan is referred to herein as the "1999 Plan Proposal"); (iii) FOR the ratification of the selection of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 1999; and (iv) if such proposal is introduced at the meeting, AGAINST the shareholder proposal quoted under the heading "Shareholder Proposals--Proposal IV. Annual Election of Directors." Shares held in the Company's 401(k) Savings Plan (the "Savings Plan") for which a proxy is not received at least 10 days prior to the meeting will be voted by the trustee in the same proportion as votes actually cast by Savings Plan participants, in accordance with the terms of the Savings Plan. A shareholder may revoke a proxy at any time before it is voted at the meeting by giving written notice of termination of the proxy's authority to the Secretary of the Company, by submitting a later-dated proxy (including a proxy given by telephone or through the Internet) or by voting in person at the meeting. Shareholders are requested to revoke or amend prior instructions in the same way they were initially given (that is, by telephone, through the Internet or in writing). This will help to ensure that shares are voted in accordance with shareholders' wishes.

POLICY ON CONFIDENTIAL VOTING

    The Company has procedures to ensure that, regardless of whether shareholders vote by mail, telephone, through the Internet or in person, (i) all proxies, ballots and voting tabulations that identify shareholders are kept permanently confidential, except as disclosure may be required by federal or state law or expressly permitted by a shareholder; and (ii) voting tabulations are performed by an independent third party.

ANNUAL REPORT TO SHAREHOLDERS AND FORM 10-K

    The U.S. Bancorp 1998 Annual Report to Shareholders and Annual Report on Form 10-K, including financial statements for the year ended December 31, 1998, accompanies this Proxy Statement. If a shareholder requests copies of any exhibits to such Form 10-K, the Company will require the payment of a fee covering its reasonable expenses in furnishing such exhibits. Any such requests should be addressed to Investor Relations, U.S. Bancorp, U.S. Bank Place, 601 Second Avenue South, Minneapolis, Minnesota 55402-4302.

PRINCIPAL SHAREHOLDERS

    The following table sets forth information as of March 1, 1999 with respect to shares of the Company's Common Stock that are held by the only person known to the Company to be the beneficial owner of more than 5% of such stock. For purposes of this Proxy Statement, beneficial ownership of securities is defined in accordance with the rules of the Securities and Exchange Commission and means generally the power to vote or dispose of securities, regardless of any economic interest therein.

                                                                                          COMMON STOCK BENEFICIALLY
                                                                                                    OWNED
                                                                                          -------------------------
NAME OF SHAREHOLDER                                                                           SHARES       PERCENT
----------------------------------------------------------------------------------------  --------------  ---------
FMR Corp................................................................................    48,149,781(1)     6.63%
82 Devonshire Street
Boston, Massachusetts 02109

------------------------

(1) Information is based solely on a Schedule 13G filed with the Securities and Exchange Commission by FMR Corp. ("FMR") on February 16, 1999 with respect to shares held as of December 31, 1998. The Schedule 13G indicates that Fidelity Management & Research Company, a registered investment adviser and wholly owned subsidiary of FMR, beneficially owns 42,247,236 of such shares; Fidelity Management Trust Company, a bank and wholly owned subsidiary of FMR, beneficially owns 4,889,195 of such shares; and Fidelity International Limited, an investment adviser and affiliate of FMR, beneficially owns 1,013,350 of such shares. Of the 48,149,781 shares beneficially owned by FMR, FMR has sole voting power with respect to 4,579,645 shares, shared voting power with respect to no shares, and sole dispositive power with respect to 48,149,781 shares. Of the 43,570,136 shares over which FMR does not have sole voting power, the Board of Trustees of the mutual funds as to which Fidelity Management & Research Company acts as investment adviser has sole voting power over 42,247,236 of such shares; institutional clients of Fidelity Management Trust Company have sole voting power over 1,195,000 of such shares; and institutional clients of Fidelity International Limited have sole voting power over 127,900 of such shares.

                       PROPOSAL I. ELECTION OF DIRECTORS

THE BOARD OF DIRECTORS

    Pursuant to the Bylaws of the Company, the Board of Directors has the authority to determine the number of Directors from time to time (provided that, pursuant to the Company's Restated Certificate of Incorporation, such number may not be less than 12 or more than 30). Directors Gerry B. Cameron (Class I), Carolyn Silva Chambers (Class III), Roger L. Hale (Class I), Richard L. Knowlton (Class I), Richard L. Schall (Class I) and Walter Scott, Jr. (Class II) are expected to retire at the 1999 Annual Meeting either voluntarily or in accordance with the Company's retirement policy for Directors described below.

    Commencing with the election of Directors at the 1986 Annual Meeting, the Directors were divided into three classes: Class I, Class II and Class III, each such class, as nearly as possible, to have the same number of Directors. The term of office of the Class I Directors will expire at the 1999 Annual Meeting, the term of office of the Class II Directors will expire at the 2000 Annual Meeting, and the term of office of the Class III Directors will expire at the 2001 Annual Meeting. At each annual election of Directors, the Directors chosen to succeed those whose terms have then expired shall be identified as being of the same class as the Directors they succeed and shall be elected for a term expiring at the third succeeding annual election of Directors. Vacancies and newly created directorships resulting from an increase in the number of Directors may be filled by a majority of the Directors then in office and the Directors so chosen will hold office until the next election of the class for which such Directors shall have been chosen and until their successors are elected and qualified. The accompanying proxy may not be voted for more than five Directors.

NOMINEES FOR ELECTION AS DIRECTORS

    It is intended that proxies accompanying this Proxy Statement will be voted at the meeting FOR the election to the Board of Directors of the nominees named, unless authority to vote for one or more of the nominees is withheld as specified in the proxy card. The affirmative vote of a majority of the shares of the Company's Common Stock present in person or represented by proxy at the meeting and entitled to vote is necessary for the election of each nominee. Cumulative voting is not permitted. Class I Directors are to be elected at the meeting for a three-year term expiring at the 2002 Annual Meeting and until their successors are elected and qualified. Nominees for Class I Directors are Linda L. Ahlers, Robert L. Dryden, Joel W. Johnson, Edward J. Phillips and Warren R. Staley. All of these nominees are presently serving as Class I Directors. If any of the nominees should be unavailable to serve as a Director, an event that is not anticipated, the persons named as proxies reserve full discretion to vote for any other persons who may be nominated.

BOARD AND COMMITTEE MEETINGS

    During 1998, the Board of Directors of the Company held five regular meetings and three special meetings. The Board has established the following committees to perform their assigned functions: Executive Committee, Audit Committee, Credit Policy and Community Responsibility Committee, Compensation and Human Resources Committee, Finance Committee and Governance Committee. During the past year, the Executive Committee did not meet, the Audit Committee met five times, the Credit Policy and Community Responsibility Committee met four times, the Compensation and Human Resources Committee met eight times, the Finance Committee met four times and the Governance Committee met six times. Incumbent Directors' attendance at Board and Committee meetings averaged 97% during 1998, and each incumbent member of the Board of Directors attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and of the Committees on which such Director served.

    The members of the Executive Committee are John F. Grundhofer (Chair), Gerry
B. Cameron (Vice Chair), Arthur D. Collins, Jr., Roger L. Hale, Jerry W. Levin, Edward J. Phillips, S. Walter Richey, Richard L. Schall and Walter Scott, Jr. The Executive Committee is charged with acting with the authority of the Board of Directors when the Board is not in session, subject to applicable limitations set forth in the Company's Bylaws and under Delaware law.

    The members of the Audit Committee are Roger L. Hale (Chair), Delbert W. Johnson (Vice Chair), Linda L. Ahlers, Carolyn Silva Chambers, Arthur D. Collins, Jr., Peter H. Coors, Robert L. Dryden, Joel W. Johnson, Edward J. Phillips, Paul A. Redmond, Richard G. Reiten, Richard L. Schall and Warren R. Staley. The Audit Committee is charged with assisting the Board in discharging its statutory and fiduciary responsibilities for external and internal audits and the monitoring of accounting and financial reporting practices, determining that adequate administrative and internal accounting controls are in place and that they operate in accordance with prescribed procedures and codes of conduct, and reviewing certain financial information that is distributed to shareholders and the general public.

    The members of the Credit Policy and Community Responsibility Committee are Edward J. Phillips (Chair), Peter H. Coors (Vice Chair), Linda L. Ahlers, Carolyn Silva Chambers, Joshua Green III, John F. Grundhofer, Roger L. Hale, Delbert W. Johnson, Joel W. Johnson, Richard G. Reiten and Richard L. Schall. The Credit Policy and Community Responsibility Committee reviews lending and credit administration policies, practices and controls for the Company. The Committee reviews the adequacy of written credit policies, monitors significant lending and credit quality trends and summaries of examination reports and approves the adequacy of the Company's allowance for credit losses. The Committee also has general oversight responsibility for the Company's policy and performance under the Community Reinvestment Act.

    The members of the Compensation and Human Resources Committee are S. Walter Richey (Chair), Jerry W. Levin (Vice Chair), Arthur D. Collins, Jr., Robert L. Dryden, Delbert W. Johnson, Richard L. Knowlton and Paul A. Redmond. The Compensation and Human Resources Committee is charged with oversight responsibility for executive management performance, the adequacy and effectiveness of compensation and benefit plans and employee programs, and senior management succession planning. In addition, the Committee makes recommendations to the Board of Directors regarding remuneration for senior management and Directors and adoption of employee compensation and benefit plans and is charged with the administration of such plans, including the granting of stock incentives or other benefits.

    The members of the Finance Committee are Arthur D. Collins, Jr. (Chair), Walter Scott, Jr. (Vice Chair), Harry L. Bettis, Gerry B. Cameron, Joshua Green III, John F. Grundhofer, Richard L. Knowlton, Jerry W. Levin, S. Walter Richey and Warren R. Staley. The Finance Committee reviews, approves and monitors compliance with policies governing capital adequacy, dividends, interest rate sensitivity and liquidity for the Company, as well as policies governing the use of derivatives and the investment portfolio. The Committee makes recommendations to the Board of Directors regarding the sale, issuance and repurchase of debt and equity securities and reviews other actions regarding the common and preferred capital of the Company.

    The members of the Governance Committee are Richard L. Schall (Chair), Arthur D. Collins, Jr. (Vice Chair), Gerry B. Cameron, John F. Grundhofer, Roger
L. Hale, Edward J. Phillips, S. Walter Richey and Walter Scott, Jr. The Committee serves as a forum for ideas and suggestions to improve the quality of stewardship provided by the Board of Directors. The Committee reviews the charters of the various Board Committees to ensure they reflect the Company's commitment to effective governance. The Committee also manages the Board performance review process, assists the Board by identifying, attracting and recommending candidates for Board membership and administers the Director retirement policy. The Committee recommends to the Board those persons whom it believes should be nominees for election as Directors. The Committee will consider qualified nominees recommended by shareholders. Any such recommendation for the 2000 election of Directors should be submitted in writing to the Secretary of the Company so as to be received no later than November 19, 1999. Such recommendation must include the information specified in the Company's Bylaws that will enable the Governance Committee to evaluate the qualifications of the recommended nominee.

RETIREMENT POLICY AND DIRECTOR COMPENSATION

    It is the Company's policy that a Director shall retire as of the annual meeting of shareholders following the earlier of either 12 years of service or such Director's sixty-seventh birthday. Notwithstanding this policy, however, the Board of Directors may, in consultation with the Governance Committee, ask a particular Director to continue service beyond the normal retirement date. Mr. Schall, who is 69 and otherwise would have retired at the 1997 Annual Meeting in accordance with the Company's policy, is serving as a Director through his current term at the Board's request. Mr. Schall is a Class I Director and is expected to retire at the 1999 Annual Meeting. One of the nominees for election as a Class I Director, Mr. Dryden, will turn 67 prior to the 2001 Annual Meeting, which will be prior to the expiration of his term at the 2002 Annual Meeting, if he is elected. Another of the nominees for election as a Class I Director, Mr. Phillips, will have 12 years of service at the time of the 2000 Annual Meeting, which also will be prior to the expiration of his term at the 2002 Annual Meeting, if he is elected.

    Directors who are not employees of the Company ("Non-Employee Directors") receive an annual retainer of $23,000, with the exception of the Chair of the Audit Committee who receives an annual retainer of $24,000, plus all such Directors receive $1,000 for each meeting of the Board attended. In addition, non-employee Committee Chairs receive $2,000 and Non-Employee Directors receive $1,000 for each Committee meeting attended. Ms. Ahlers and Mr. Richey also serve as Directors of certain of the Company's bank and trust company subsidiaries at the Company's request. As compensation for one year of such service, Ms. Ahlers and Mr. Richey each received a stock option grant in June 1998 to purchase 3,900 shares of the Company's Common Stock, and it is anticipated that Directors serving in such capacities in 1999 will receive a similar stock option grant having an estimated value of approximately $60,000. Such options have the same terms and conditions as options granted automatically to Non-

Employee Directors under the Company's 1997 Stock Incentive Plan, described below. Directors are encouraged to own Company stock to further align Director and shareholder interests. The Company's voluntary guideline for Non-Employee Directors is share ownership in an amount having a market value of at least five times the annual retainer, to be achieved within five years of joining the Board.

    Directors may elect to use their Director compensation to purchase shares of the Company's Common Stock through the Employee Stock Purchase Plan upon substantially the same terms and conditions as apply to employees. Directors may purchase shares of Common Stock with all or any portion of their fees earned as a Director. The purchase price is the lower of (a) 85% of the fair market value of the Company's Common Stock on the first day of the purchase period, or (b) 85% of the fair market value of the Company's Common Stock on the last day of the purchase period. On the last business day of the purchase period, each participant receives the number of shares of the Company's Common Stock that can be purchased with the participant's accumulated deductions at the established purchase price. Non-Employee Directors also are offered the opportunity to defer all or a part of their Director compensation in accordance with the terms of the Deferred Compensation Plan for Directors. Under such plan, a Director may defer all retainer and meeting fees until such time as the Director ceases to be a member of the Board. Deferred amounts are credited with interest at a rate determined by the Company, which is currently the monthly equivalent of the 120-month rolling average of the 10-year Treasury Note, determined as of September 30 of the previous year. In the event of certain types of changes of control of the Company, the plan will terminate and all deferred amounts will be paid in a lump sum within 30 days thereof.

    Under the Company's 1997 Stock Incentive Plan, each Non-Employee Director receives options to purchase 7,500 shares of the Company's Common Stock upon first being elected to the Board of Directors, and thereafter options to purchase 5,100 shares of the Company's Common Stock on the date of each annual meeting of shareholders if such Director's term of office continues after such annual meeting. Each option granted to a Non-Employee Director upon initial election to the Board or as of the date of each annual meeting of shareholders is exercisable in full as of the date of grant, has an exercise price per share equal to the fair market value of a share of Common Stock as of the date of grant, is nontransferable except to family members or family trusts or partnerships, and expires on the tenth anniversary of the date of grant. Such options granted to Non-Employee Directors include provisions entitling the optionee to a further option (a "reload option") if the optionee exercises an option, in whole or in part, by surrendering other shares of the Company's Common Stock or if shares of the Company's Common Stock are delivered or withheld as payment of an amount representing income tax obligations in connection with the exercise of an option, which reload options shall be for the number of shares of the Company's Common Stock surrendered as part or all of the exercise price plus the number of shares, if any, delivered or withheld as payment of an amount representing income tax obligations. If the 1999 Plan Proposal is approved, such grants of options to Non-Employee Directors would be made thereafter under the 1999 Plan.

    The Company has a Director Retirement and Death Benefit Plan (the "Plan") that provides for payments to Non-Employee Directors after they cease to be Directors. In January 1997, the Board of Directors determined to freeze benefits under the Plan for Directors then-serving and terminate the Plan for new Directors, both effective as of April 30, 1997. Plan benefits are payable to persons who have completed 60 months of service as a Director (measured as provided in the Plan). Benefits accrue in the amount of the annual retainer in effect on the date a Director's service terminates multiplied by the number of years of service, not to exceed 10 years. Benefits are paid in annual installments over a 10-year period. If a Director retires after reaching age 67 or after completion of 12 years of service, the Director receives lifetime payments not limited to 10 years calculated based on the annual retainer in effect on the date of retirement. Due to the termination of the Plan, benefits for eligible, current Directors will be determined as if their service as Directors had terminated on April 30, 1997 (except that additional service after such date may be considered in determining the form of benefit to be paid). As a result, the benefits payable to those Directors will be based on the annual retainer and each Director's service as of April 30, 1997. A Director who retires after 12 years of service but who is not then 67 does not receive the first payment until age 67. In the event of a Director's death, a lump sum payment may be made. In the event of certain types of changes of control of the Company, benefits payable under the Plan will be paid in a lump sum within 30 days thereof.

    A portion of the cost of premiums incurred by Non-Employee Directors who were former Directors of West One Bancorp (a company acquired by Old USB in 1995) for health care insurance coverage of such Directors and their dependents will be subsidized or reimbursed by the Company upon request, provided that no portion of such premiums is subsidized by any other employer. Reimbursement is subject to the same conditions and limits as are applicable to active employees. Two Non-Employee Directors received health care subsidies and related reimbursements for income taxes on such subsidies during 1998.

INFORMATION REGARDING NOMINEES AND OTHER CONTINUING DIRECTORS

    There is shown below for each nominee for election as a Director and for each other person whose term of office as a Director will continue after the meeting, as furnished to the Company, the individual's name, age, principal occupation and business experience; the individual's period of service as a Director of the Company; and other directorships and positions held.

CLASS I DIRECTORS -- NOMINEES FOR ELECTION FOR A TERM EXPIRING AT THE 2002
  ANNUAL MEETING

-------------------------------------------------------------------------------------------

                    LINDA L. AHLERS (Age 48)                           Director Since 1997
    [PHOTO]         Ms. Ahlers is President of the Department Store Division of Dayton
                    Hudson Corporation, Minneapolis, Minnesota, a diversified retail company. Ms. Ahlers has been associated with Dayton Hudson since 1977.
                    She assumed her current position in February 1996 and previously served as Executive Vice President, Merchandising, of Dayton's Department Store
                    Division, and in various capacities with Target Stores, an affiliate company of Dayton Hudson. Ms. Ahlers serves as a Director of certain of the Company's bank and trust company subsidiaries. Her community activities include serving as a member of the Minnesota Women's Economic
                    Roundtable, the Minnesota Women's Forum and The Committee of 200. She is
                    also a Director of the Guthrie Theatre, Minneapolis, Minnesota, the
                    Renaissance Board, Detroit, Michigan, and the Dayton Hudson Corporation
                    Foundation. Ms. Ahlers serves on the Audit Committee and the Credit
                    Policy and Community Responsibility Committee.
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                    ROBERT L. DRYDEN (Age 65)                         Director Since 1997
    [PHOTO]         Mr. Dryden is the retired Executive Vice President, Airplane Production, of The Boeing Company (Commercial Airplane Group), Seattle, Washington,
                    a position he held from 1990 until May 1998. He joined The Boeing
                    Company in 1980 and held numerous positions, including President of
                    Boeing Military Airplanes and President of Boeing Computer Services. Mr.
                    Dryden had served as a Director of Old USB since 1995. He is also a
                    Director of Puget Sound Energy, Inc. Mr. Dryden's civic activities include service as a Director of Junior Achievement of Greater Puget
                    Sound and National Junior Achievement, on the executive advisory council of Seattle Pacific University's School of Business and Economics and as
                    Chairman of the Board of Trustees of the Overlake Hospital Medical
                    Center. Mr. Dryden serves as a member of the Audit Committee and the
                    Compensation and Human Resources Committee.

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                    JOEL W. JOHNSON (Age 55)                           Director Since 1999
    [PHOTO]         Mr. Johnson is Chairman, President and Chief Executive Officer of Hormel
                    Foods Corporation, Austin, Minnesota, a meat and food processing company. Mr. Johnson joined Hormel in 1991 as Executive Vice President,
                    Sales and Marketing. He was elected President in 1992 and assumed the title of Chief Executive Officer in 1993. He was elected Chairman of the
                    Board in 1995. Prior to joining Hormel, Mr. Johnson held various management positions with General Foods Corporation from 1967 to 1991.
                    Mr. Johnson is a Director of Hormel Foods Corporation, Ecolab, Inc.,
                    Meredith Corporation, the American Meat Institute and the Grocery
                    Manufacturers of America. His community activities include serving as a
                    Director of The Hormel Foundation and as a member of the Board of
                    Overseers of the Curtis L. Carlson School of Management at the
                    University of Minnesota. Mr. Johnson serves as a member of the Audit
                    Committee and the Credit Policy and Community Responsibility Committee.
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                    EDWARD J. PHILLIPS (Age 54)                        Director Since 1988
    [PHOTO]         Mr. Phillips is Chairman and Chief Executive Officer of Phillips
                    Beverage Company, Minneapolis, Minnesota, an importer and marketer of distilled spirits. Mr. Phillips has been associated with Phillips
                    Beverage Company since 1969, having previously served as its President during its ownership by Alco Standard Corporation. He is a Director of
                    Phillips Beverage Company and Weisman Enterprises, Inc. His community activities include serving as Vice Chairman and Director of
                    Metropolitan-Mount Sinai Foundation and as a Director of Amicus, the
                    Phillips Eye Institute, the Minnesota AIDS Project, the Page Education
                    Foundation and the Paul E. Goldstein Family Foundation. Mr. Phillips
                    serves as Chair of the Credit Policy and Community Responsibility
                    Committee and as a member of the Audit Committee, the Governance
                    Committee and the Executive Committee.
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                    WARREN R. STALEY (Age 56)                         Director Since 1999
    [PHOTO]         Mr. Staley is President and Chief Operating Officer of Cargill,
                    Incorporated, Minneapolis, Minnesota, an international marketer, processor and distributor of agricultural, food, financial and industrial products. Mr. Staley joined Cargill in 1969 and was elected to his current position in 1998. He previously held merchandising, administrative and general management positions in corn milling in the
                    United States and in Europe, was head of Cargill in Argentina and was
                    President of Worldwide Feed and President of North America and Latin
                    America for Cargill. He has been a Director of Cargill since 1995 and is also Chairman of the Cargill Foundation. He also serves as a member of the Executive Committee and as the Regional Vice Chairman of the Board
                    of the National Association of Manufacturers. His community activities include service as a Director of the Minnesota Private College Council.
                    Mr. Staley serves as a member of the Audit Committee and the Finance
                    Committee.

CLASS II DIRECTORS -- WHOSE TERMS EXPIRE AT THE 2000 ANNUAL MEETING

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                    HARRY L. BETTIS (Age 64)                            Director Since 1997
    [PHOTO]         Mr. Bettis has been a rancher in Payette, Idaho since 1969. Mr. Bettis had served as a Director of Old USB since 1995, and was a Director of
                    West One Bancorp from 1971 until 1995. Mr. Bettis is President of the
                    Laura Moore Cunningham Foundation, Idaho's largest private charitable foundation, a Director of the Peregrine Fund National Center for Birds
                    of Prey and a trustee of Albertson's College of Idaho. He serves as a member of the Finance Committee.
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                    PETER H. COORS (Age 52)                            Director Since 1996
    [PHOTO]         Mr. Coors is Vice Chairman and Chief Executive Officer of Coors Brewing
                    Company, Golden, Colorado and Vice President of Adolph Coors Company.
                    Mr. Coors has been associated with Coors Brewing Company since 1970 and has served in various capacities, including as Director of Financial
                    Planning, Director of Market Research, Vice President of Sales and
                    Marketing and President of Coors Distributing Company, and as President
                    of the brewing division of Adolph Coors Company. He serves as a Director of Adolph Coors Company and Energy Corporation of America. His community activities include serving as a member of the International Chapter of the Young Presidents' Organization. He is also an Executive Board member and Chairman of the Denver Area Council of the Boy Scouts of America, a
                    Board member of Up With People and a trustee of the Seeds for Hope
                    Foundation, the Adolph Coors Foundation and the Castle Rock Foundation.
                    Mr. Coors serves as Vice Chair of the Credit Policy and Community
                    Responsibility Committee and as a member of the Audit Committee.
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                    JOSHUA GREEN III (Age 62)                          Director Since 1997
    [PHOTO]         Mr. Green is Chairman of the Board and Chief Executive Officer of Joshua
                    Green Corporation, Seattle, Washington, a family investment firm, and
                    Chairman of its wholly owned subsidiary, Sage Manufacturing Corporation, a manufacturer of fly-fishing rods and reels. He had served as a
                    Director of Old USB since December 1987. He also served as Chairman of the Board of U.S. Bank of Washington from February 1988 until January
                    1997 and was Vice Chairman of Old USB from December 1987 until January
                    1993. Mr. Green is a Director of Safeco Corporation and Port Blakely
                    Tree Farms and President of the Joshua Green Foundation. His numerous civic activities include service as a member of the Advisory Board of the University of Washington's School of Business and as a trustee of the Downtown Seattle Association, the Corporate Council for the Arts,
                    the Rhododendron Species Foundation, Fifth Avenue Theater, the Pacific
                    Science Center, Woodland Park Zoological Society, the Virginia Mason
                    Foundation and the Virginia Mason Research Center. Mr. Green serves on the Credit Policy and Community Responsibility Committee and the Finance
                    Committee.

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                    PAUL A. REDMOND (Age 62)                          Director Since 1997
    [PHOTO]         Mr. Redmond is the retired Chairman and Chief Executive Officer of
                    Avista Corp., formerly known as The Washington Water Power Company,
                    Spokane, Washington, an electric and gas utility. Prior to his retirement in 1998, Mr. Redmond had been associated with Avista since
                    1965 and served in various capacities, including as Senior Vice
                    President for Operations, Executive Vice President and President. He was
                    elected Chairman and Chief Executive Officer in 1985. Mr. Redmond had
                    served as a Director of Old USB since 1994. He is also a Director of
                    ITRON Inc. and Hecla Mining Company. Mr. Redmond serves on the Audit
                    Committee and the Compensation and Human Resources Committee.
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                    S. WALTER RICHEY (Age 63)                          Director Since 1990
    [PHOTO]         Mr. Richey is the former Chairman and Chief Executive Officer of
                    Meritex, Inc., Minneapolis, Minnesota, a company involved in real estate management and development and warehousing. Mr. Richey was with Meritex,
                    Inc. (and its predecessor company) from 1973 until March 1998. He serves as a Director of Donaldson Company, Inc. and of certain of the Company's bank and trust company subsidiaries. He is a member of the Board of
                    Overseers of the Curtis L. Carlson School of Management at the
                    University of Minnesota. Mr. Richey serves as Chair of the Compensation and Human Resources Committee and as a member of the Executive
                    Committee, the Finance Committee and the Governance Committee.

CLASS III DIRECTORS -- WHOSE TERMS EXPIRE AT THE 2001 ANNUAL MEETING

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                    ARTHUR D. COLLINS, Jr. (Age 51)                     Director Since 1996
    [PHOTO]         Mr. Collins is President and Chief Operating Officer of Medtronic, Inc.,
                    Minneapolis, Minnesota, a leading medical device company. Mr. Collins joined Medtronic in 1992. He was elected to his present position in 1996 and previously served as Chief Operating Officer, Corporate Executive
                    Vice President and President of Medtronic International. Prior to
                    joining Medtronic, Mr. Collins served in a number of senior executive positions with Abbott Laboratories from 1978 through 1992, most recently as Corporate Vice President responsible for worldwide diagnostic business units. He serves as a Director of Medtronic, Inc. and TENNANT
                    Company. He is also a member of the Board of Overseers of the Wharton
                    School of Business at the University of Pennsylvania, and a Board member of numerous civic organizations, including the Walker Art Center in
                    Minneapolis. Mr. Collins serves as Chair of the Finance Committee, as
                    Vice Chair of the Governance Committee and as a member of the Audit
                    Committee, the Compensation and Human Resources Committee and the
                    Executive Committee.

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                    JOHN F. GRUNDHOFER (Age 60)                      Director Since 1990
    [PHOTO]         Mr. Grundhofer is Chairman, President and Chief Executive Officer of the
                    Company. He has served as President and Chief Executive Officer since joining the Company on January 31, 1990. Upon joining the Company and until the Merger, he also served as Chairman of the Board of Directors.
                    Mr. Grundhofer reassumed the position of Chairman on January 1, 1999 following Mr. Cameron's retirement. Prior to joining the Company, Mr.
                    Grundhofer served as Vice Chairman and Senior Executive Officer for
                    Southern California with Wells Fargo Bank, N.A. In addition to serving as a Director of the Company, Mr. Grundhofer is also a Director of
                    Minnesota Life Insurance Company, Irvine Apartment Communities, Inc. and
                    Donaldson Company, Inc. Mr. Grundhofer is a Director of the Horatio
                    Alger Association and an Advisory Director of the Minneapolis-based
                    Metropolitan Economic Development Association, and a member of Minnesota
                    Meeting, the Bankers Roundtable, the CEO Board of the School of Business
                    Administration at the University of Southern California and the Board of
                    Trustees of Loyola Marymount University. Mr. Grundhofer serves as Chair of the Executive Committee and as a member of the Credit Policy and
                    Community Responsibility Committee, the Finance Committee and the
                    Governance Committee.
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                    DELBERT W. JOHNSON (Age 60)                       Director Since 1994
    [PHOTO]         Mr. Johnson is Chairman and Chief Executive Officer of Pioneer Metal
                    Finishing, a division of Safeguard Scientifics Inc., Minneapolis,
                    Minnesota, and one of the largest metal finishing companies in the
                    United States. He joined the company in 1965 and was elected to his present position in 1978. From 1987 through 1993, Mr. Johnson served on the Board of Directors of the Federal Reserve Bank of Minneapolis and,
                    in 1989, was named Chairman. In 1990, he was selected as Vice Chairman of the Federal Reserve Board Conference of Chairmen and in 1990 became
                    Chairman. He serves as a Director of Ault Inc., TENNANT Company,
                    Safeguard Scientifics Inc. and CompuCom Systems, Inc. He also serves on the Advisory Boards of Hospitality House and Turning Point, Inc. and as
                    a Director of Quest, a nonprofit youth organization. Mr. Johnson serves as Vice Chair of the Audit Committee and as a member of the Credit
                    Policy and Community Responsibility Committee and the Compensation and
                    Human Resources Committee.

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                    JERRY W. LEVIN (Age 54)                             Director Since 1995
    [PHOTO]         Mr. Levin is President and Chief Executive Officer of Sunbeam
                    Corporation, Boca Raton, Florida, a leading consumer products company, and Executive Vice President of MacAndrews & Forbes Holdings, Inc. Prior
                    to joining Sunbeam in June 1998, Mr. Levin was Chairman of Revlon, Inc.,
                    New York, New York, a maker of cosmetics and personal care and professional products, which he had joined in 1991 as President; he was elected Chairman of Revlon in November 1995. Mr. Levin also served as
                    Chairman and Chief Executive Officer of The Coleman Company, Inc.,
                    Wichita, Kansas, a manufacturer and marketer of outdoor recreational products, from February 1997 until March 1998. Before joining MacAndrews
                    & Forbes in 1989, Mr. Levin had served in a number of senior executive positions with The Pillsbury Company since 1974. Mr. Levin is a Director of Sunbeam Corporation, Revlon, Inc., The Coleman Company, Inc., Ecolab,
                    Inc. and Meridian Sports, Inc. His community activities include serving as a Director of United Way of New York City, UJA-Federation of New
                    York, the New York Philharmonic, the Council on the Graduate School of
                    Business-University of Chicago and the National Advisory Committee of
                    the College of Engineering-University of Michigan. Mr. Levin serves as
                    Vice Chair of the Compensation and Human Resources Committee and as a
                    member of the Finance Committee and the Executive Committee.
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                    RICHARD G. REITEN (Age 59)                        Director Since 1998
    [PHOTO]         Mr. Reiten is President and Chief Executive Officer of Northwest Natural
                    Gas Company, Portland, Oregon. Mr. Reiten joined Northwest Natural in
                    1996. He was elected to his present position in 1997 and previously served as Chief Operating Officer. Mr. Reiten also has served as
                    President and Chief Operating Officer of Portland General Electric
                    Company and as President of Portland General Corporation. He serves as a
                    Director of Northwest Natural, Regence BlueCross BlueShield of Oregon,
                    The Regence Group and AEGIS Insurance Services. He is also a member of the Boards of the American Gas Association, the Pacific Coast Gas
                    Association and the Northwest Gas Association. Mr. Reiten currently is
                    General Chairman of the United Way campaign for Portland and is a
                    Director of the Portland Metropolitan Chamber of Commerce, the
                    Association for Portland Progress, the Nature Conservancy of Oregon and
                    the Oregon Business Council. Mr. Reiten serves as a member of the Audit
                    Committee and the Credit Policy and Community Responsibility Committee.
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                     PROPOSAL II. APPROVAL OF THE 1999 PLAN

DESCRIPTION OF THE PROPOSED 1999 PLAN AND VOTE REQUIRED

    On February 17, 1999, the Company's Board of Directors adopted the 1999 Plan, subject to approval by the Company's shareholders. The purpose of the 1999 Plan is to aid in attracting and retaining employees, management, other personnel and Non-Employee Directors capable of assuring the future success of the Company, to offer such persons incentives to put forth maximum efforts for the success of the Company's business and to afford them an opportunity to acquire a proprietary interest in the Company. Approval of the 1999 Plan Proposal requires the affirmative vote of the holders of a majority of the shares of Common Stock represented at the Annual Meeting and entitled to vote. The following summary describes all of the material features of the 1999 Plan. A copy of the full text of the plan may be obtained by shareholders upon request directed to the Company's Corporate Secretary at U.S. Bank Place, 601 Second Avenue South, Minneapolis, Minnesota 55402-4302.

SUMMARY OF THE 1999 PLAN

    For purposes of administration and share accounting under the 1999 Plan, the U.S. Bancorp 1997 Stock Incentive Plan, as amended, and the Piper Jaffray Companies Inc. 1993 Omnibus Stock Plan, as assumed by the Company (collectively, the "Prior Plans"), will be incorporated in the 1999 Plan upon its effective date.

    All outstanding options, restricted stock and other awards subject to the terms of the Prior Plans will remain outstanding and subject to the terms and conditions of those plans but are counted as part of the total number of shares of Common Stock awarded under the 1999 Plan. The shares of Common Stock authorized for issuance under the U.S. Bancorp 1997 Stock Incentive Plan but not subject to previously outstanding awards (5,805,009 shares as of March 1, 1999) will be available for grant under the 1999 Plan. Additionally, 45,000,000 new shares will be authorized for issuance under the 1999 Plan. Of the 45,000,000 new shares, not more than 7,000,000 shares will be available for the grant of additional restricted stock awards following adoption of the 1999 Plan. Restricted stock awards that are forfeited are not considered to have been granted for purposes of this limitation. The 1999 Plan will authorize the issuance of an aggregate of 92,891,502 shares of Common Stock (which includes 41,867,178 shares subject to outstanding awards under the Prior Plans as of March 1, 1999), of which 50,805,009 shares will be available for grant. Such numbers will be automatically adjusted to reflect activity under the Prior Plans prior to the adoption of the 1999 Plan. The 92,891,502 shares authorized for issuance under the 1999 Plan represent 12.79% of the shares of the Company's Common Stock outstanding as of March 1, 1999.

    If any shares of Common Stock subject to any award or to which an award relates are not purchased or are forfeited, or if any such award terminates without the delivery of shares or other consideration (in each case, including those awards granted under the Prior Plans), the shares previously used for such awards will be available for future awards under the 1999 Plan. In addition, if any shares are used by a 1999 Plan participant as full or partial payment to the Company of the purchase price relating to an award, or in connection with the satisfaction of tax obligations relating to an award in accordance with the provisions relating to tax withholding (in each case, including those awards granted under the Prior Plans), only the number of shares issued net of the shares tendered or withheld shall be deemed delivered for purposes of determining the maximum number of shares available for granting awards under the 1999 Plan. Notwithstanding the foregoing, the total number of shares of Common Stock that may be purchased upon exercise of Incentive Stock Options (as defined below) granted under the 1999 Plan following effectiveness of the 1999 Plan may not exceed 45,000,000 shares (subject to adjustment as described below). No person may be granted any award or awards the value of which awards are based solely on an increase in the value of the Company's Common Stock after the date of grant for more than 5,000,000 shares of Common Stock, in the aggregate, in any calendar year.

    ELIGIBILITY. Any employee, officer, consultant or independent contractor of the Company and its affiliates is eligible to receive awards under the 1999 Plan. The 1999 Plan also provides for the automatic grant of options to Non-Employee Directors as described below. The Company estimates that approximately 30,000 employees will be eligible to participate in the 1999 Plan during 1999. The 1999 Plan will become effective immediately upon approval by the Company's shareholders. New awards under the 1999 Plan will only be granted during a 10-year period beginning on the effective date of the 1999 Plan. However, unless otherwise expressly provided in the 1999 Plan or an applicable award agreement, any award granted may extend beyond such 10-year period.

    TYPES OF AWARDS; PLAN ADMINISTRATION. The 1999 Plan will permit the granting of (a) stock options, including "incentive stock options" ("Incentive Stock Options") meeting the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and stock options that do not meet such requirements ("Nonqualified Stock Options"), (b) stock appreciation rights ("SARs"), (c) restricted stock and restricted stock units, (d) performance awards, and (e) other awards valued in whole or in part by reference to or otherwise based upon the Company's Common Stock ("other stock-based awards"). The 1999 Plan will be administered by a Committee of the Company's Board of Directors composed of not less than two Directors. The Committee will have the authority to establish rules for the administration of the 1999 Plan, to select the individuals to whom awards are granted, to determine the types of awards to be granted and the number of shares of Common Stock covered by such awards and to set the terms and conditions of such awards. The Committee may also determine whether the payment of any amounts received under any award shall or may be deferred. The 1999 Plan limits the Committee's discretion to accelerate the exercisability of options or the lapse of restrictions on restricted stock and restricted stock units to accelerations relating to a change in control, certain terminations of employment, death or disability. Determinations and interpretations with respect to the 1999 Plan will be at the sole discretion of the Committee and will be binding on all interested parties. The Committee may delegate to one or more officers who are also Directors of the Company the right to grant awards with respect to individuals who are not subject to Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

    Awards shall be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law. Awards may provide that upon the grant or exercise thereof the holder will receive shares of Common Stock, cash or any combination thereof, as the Committee shall determine. The exercise price per share under any stock option, the grant price of any SAR and the purchase price of any security that may be purchased under any other stock-based award shall not be less than 100% of the fair market value of the Company's Common Stock on the date of the grant of such option, SAR or award. Options shall be exercised by payment in full of the exercise price, either in cash or, at the discretion of the Committee, in whole or in part by tendering shares of Common Stock or other consideration having a fair market value on the date the option is exercised equal to the exercise price. Determinations of fair market value under the 1999 Plan shall be made in accordance with methods and procedures established by the Committee. For purposes of the 1999 Plan, the fair market value of shares of Common Stock on a given date shall be the closing price of the shares as reported by the NYSE on such date, if the shares are then listed on the NYSE.

    The 1999 Plan provides that the Committee may grant reload options, separately or together with another option, and may establish the terms and conditions of such reload options. Pursuant to a reload option, the optionee would be granted a new option to purchase the number of shares not exceeding the sum of (i) the number of shares of Common Stock tendered as payment upon the exercise of the option to which such reload option relates, and (ii) the number of shares of Common Stock tendered or forfeited as payment of the amount to be withheld under tax laws in connection with the exercise of the option to which such reload option relates. Reload options may be granted with respect to options granted under any stock option plan of the Company.

    The holder of an SAR will be entitled to receive the excess of the fair market value (calculated as of the exercise date or, if the Committee shall so determine, as of any time during a specified period before or after the exercise date) of a specified number of shares over the grant price of the SAR.

    The holder of restricted stock may have all of the rights of a shareholder of the Company, including the right to vote the shares subject to the restricted stock award and to receive any dividends with respect thereto, or such rights may be restricted. Restricted stock may not be transferred by the holder until the restrictions established by the Committee have lapsed. Holders of restricted stock units shall have the right, subject to any restrictions imposed by the Committee, to receive shares of Common Stock (or a cash payment equal to the fair market value of such shares) at some future date. Upon termination of the holder's employment during the restriction period, restricted stock and restricted stock units are forfeited, unless the Committee determines otherwise; provided, however, that the Committee may, when it finds that a waiver would be in the best interest of the Company, including, without limitation, in connection with changes in control, certain terminations of employment, death or disability, waive in whole or in part any or all remaining restrictions with respect to shares of restricted stock or restricted stock units. The 1999 Plan requires that awards of restricted stock and restricted stock units contain restrictions that lapse no sooner than three years following the date of grant or, in the case of awards with performance-based vesting provisions, no sooner than one year following the date of grant; provided, however, that restrictions may lapse sooner than such dates as to portions of such awards so long as restrictions as to the total number of shares of Common Stock covered by such awards do not lapse sooner than such dates; and provided, further, that such limitations shall not apply to awards granted to new employees as part of initial terms of employment or awards granted to new or existing employees in connection with the acquisition of businesses or assets by the Company.

    Performance awards will provide the holder thereof the right to receive payments, in whole or in part, upon the achievement of such goals during such performance periods as the Committee shall establish. A performance award granted under the 1999 Plan may be denominated or payable in cash, shares of Common Stock or restricted stock.

    The Committee is also authorized to establish the terms and conditions of other stock-based awards.

    NON-EMPLOYEE DIRECTOR PARTICIPATION. Under the 1999 Plan, Non-Employee Directors will receive Nonqualified Stock Options to purchase 7,500 shares of Common Stock upon first being elected or appointed to the Company's Board of Directors following shareholder approval of the 1999 Plan Proposal. During the term of the 1999 Plan, Non-Employee Directors will be granted, as of the date of each annual meeting of shareholders commencing with the 1999 Annual Meeting, if such Director's term of office continues after such date, an option to purchase 5,100 shares of Common Stock. Such options will be exercisable in full as of the date of grant, will expire on the tenth anniversary of the date of grant and will have an exercise price equal to the fair market value of the Company's Common Stock as of the date of grant. Additionally, the 1999 Plan provides for the grant of reload options to Non-Employee Directors, pursuant to which such Directors would receive an option to purchase that number of shares of Common Stock equal to the number of shares of Common Stock tendered as payment upon the exercise of the option to which such reload option relates plus the number of shares, if any, delivered or withheld as payment of an amount representing tax obligations in connection with the exercise of the option to which it relates.

    MISCELLANEOUS. No award and no right under any award granted under the 1999 Plan shall be transferable by the individual to whom it was granted otherwise than by will or by the laws of descent and distribution; provided, however, that, if so determined by the Committee, a participant may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of the participant and receive any property distributable with respect to any award upon the death of the participant; and provided, further, that except in the case of an Incentive Stock Option, awards may be transferable as specifically provided in any applicable award agreement pursuant to terms determined by the Committee. Except as otherwise provided in any applicable award agreement (other than an award agreement relating to an Incentive Stock Option), pursuant to terms determined by the Committee, each award or right under any award shall be exercisable during a participant's lifetime only by the participant or, if permissible under applicable law, by the participant's guardian or legal representative. Except as otherwise provided in any applicable award agreement, no award or right under any such award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company.

    If any dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares of Common Stock or other securities of the Company or other similar corporate transaction or event affecting the shares of Common Stock would be reasonably likely to result in the diminution or enlargement of the benefits or potential benefits intended to be made available under the 1999 Plan or under an award, the Committee shall, in such manner as it deems equitable or appropriate in order to prevent such diminution or enlargement of any such benefits or potential benefits, adjust any or all of (a) the number and type of shares (or other securities or property) which thereafter may be made the subject of awards, (b) the number and type of shares (or other securities or property) subject to outstanding awards, and (c) the purchase or exercise price with respect to any award. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the 1999 Plan or any award agreement in the manner and to the extent it shall deem desirable to carry the 1999 Plan into effect.

    The Board of Directors may amend, alter or discontinue the 1999 Plan at any time, provided that shareholder approval must be obtained for any change that
(i) requires the approval of shareholders under any rules or regulations of the NYSE or any other securities exchange or the National Association of Securities Dealers, Inc. that are applicable to the Company, or (ii) requires the approval of the Company's shareholders under the Code in order to permit Incentive Stock Options to be granted under the 1999 Plan. Except for adjustments under the 1999 Plan described in the preceding paragraph, no option may be amended to reduce its initial exercise price, and no option may be canceled and replaced with an option or options having a lower exercise price without the approval of the shareholders of the Company.

    The closing price per share of the Company's Common Stock on March 5, 1999, as reported by the NYSE, was $34.81.

    TAX CONSEQUENCES. The following is a summary of the principal federal income tax consequences generally applicable to awards under the 1999 Plan. The grant of an option or SAR is not expected to result in any taxable income for the recipient. The holder of an Incentive Stock Option generally will have no taxable income upon exercising the Incentive Stock Option (except that a liability may arise pursuant to the alternative minimum tax), and the Company will not be entitled to a tax deduction when an Incentive Stock Option is exercised. Upon exercising a Nonqualified Stock Option, the optionee must recognize ordinary income equal to the excess of the fair market value of the shares of Common Stock acquired on the date of exercise over the exercise price, and the Company will be entitled at that time to a tax deduction for the same amount. Upon exercising a SAR, the amount of any cash received and the fair market value on the exercise date of any shares of Common Stock received are taxable to the recipient as ordinary income and deductible by the Company. The tax consequence to an optionee upon a disposition of shares acquired through the exercise of an option will depend on how long the shares have been held and upon whether such shares were acquired by exercising an Incentive Stock Option or by exercising a Nonqualified Stock Option or SAR. Generally, there will be no tax consequences to the Company in connection with the disposition of shares acquired under an option, except that the Company may be entitled to a tax deduction in the case of a disposition of shares acquired under an Incentive Stock Option before the applicable Incentive Stock Option holding periods set forth in the Code have been satisfied.

    With respect to other awards granted under the 1999 Plan that are payable in cash or shares of Common Stock that are either transferable or not subject to substantial risk of forfeiture, the holder of such an award must recognize ordinary income equal to the excess of (a) the cash or the fair market value of the shares of Common Stock received (determined as of the date of such receipt) over (b) the amount (if any) paid for such shares of Common Stock by the holder of the award, and the Company will be entitled at that time to a deduction for the same amount if and to the extent such amount satisfies the general rules concerning deductibility of compensation. With respect to an award that is payable in shares of Common Stock that are restricted as to transferability and subject to substantial risk of forfeiture, unless a special election is made pursuant to the Code, the holder of the award must recognize ordinary income equal to the excess of (i) the fair market value of the shares of Common Stock received (determined as of the first time the shares became transferable or not subject to substantial risk of forfeiture, whichever occurs earlier) over (ii) the amount (if any) paid for such shares of Common Stock by the holder, and the Company will be entitled at that time to a tax deduction for the same amount if and to the extent such amount is deductible.

    Special rules may apply in the case of individuals subject to Section 16(b) of the Exchange Act. In particular, unless a special election is made pursuant to the Code, shares received pursuant to the exercise of a stock option or SAR may be treated as restricted as to transferability and subject to a substantial risk of forfeiture for a period of up to six months after the date of exercise. Accordingly, the amount of any ordinary income recognized, and the amount of the Company's tax deduction, are determined as of the end of such period.

    Under the 1999 Plan, the Committee may permit participants receiving or exercising awards, subject to the discretion of the Committee and upon such terms and conditions as it may impose, to surrender shares of Common Stock (either shares received upon the receipt or exercise of the award or shares previously owned by the optionee) to the Company to satisfy federal, state or local withholding tax obligations.

    THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO APPROVE THE 1999 PLAN. PROXIES WILL BE VOTED FOR THE PROPOSAL UNLESS OTHERWISE SPECIFIED.

                      PROPOSAL III. SELECTION OF AUDITORS

    The Board of Directors of the Company has selected the firm of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 1999. A proposal to ratify the appointment of Ernst & Young will be presented at the meeting. Representatives of Ernst & Young are expected to be present at the meeting, will have an opportunity to make a statement if they desire to do so and will be available to answer appropriate questions from shareholders. If the appointment of Ernst & Young is not ratified by the shareholders, the Board of Directors is not obligated to appoint other auditors, but will give consideration to such unfavorable vote.

    The Audit Committee of the Board of Directors has recommended to the full Board the appointment of Ernst & Young, after carefully considering the qualifications of such firm. This included a review of its performance in prior years as well as its reputation for integrity and competence in the fields of auditing and accounting. The Audit Committee has expressed its satisfaction with Ernst & Young in all of these respects.

    THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1999. PROXIES WILL BE VOTED FOR RATIFYING THIS SELECTION UNLESS OTHERWISE SPECIFIED.

                        SECURITY OWNERSHIP OF MANAGEMENT

    The following table sets forth as of March 1, 1999 the beneficial ownership (as defined in the rules of the Securities and Exchange Commission) of the Company's Common Stock by Directors, by the executive officers named in the Summary Compensation Table below and by all Directors and executive officers as a group. Except as otherwise indicated, the named beneficial owner has sole voting and investment power with respect to the shares held by such beneficial owner.

                                                                    APPROXIMATE
                                          SHARES BENEFICIALLY        PERCENT OF
                                               OWNED(1)                CLASS
                                          -------------------       ------------
Linda L. Ahlers.........................        18,689                   *
Harry L. Bettis.........................     6,727,049(2)                *
Gerry B. Cameron........................       969,840                   *
Carolyn Silva Chambers..................        33,639                   *
Arthur D. Collins, Jr...................        24,052                   *
Peter H. Coors..........................        26,246                   *
Robert L. Dryden........................        42,638                   *
Joshua Green III........................    16,876,520(3)              2.32%
John F. Grundhofer......................     2,305,672(4)(5)             *
Roger L. Hale...........................        82,665                   *
Delbert W. Johnson......................        42,885                   *
Joel W. Johnson.........................         7,500                   *
Richard L. Knowlton.....................        46,335                   *
Jerry W. Levin..........................        31,480                   *
Edward J. Phillips......................        38,055                   *
Paul A. Redmond.........................        52,241(6)                *
Richard G. Reiten.......................        10,630                   *
S. Walter Richey........................        67,476(7)                *
Richard L. Schall.......................       105,746(8)                *
Walter Scott, Jr........................     2,091,413(9)                *
Warren R. Staley........................         7,660                   *
Gary T. Duim............................       323,629(4)(10)            *
Philip G. Heasley.......................     1,027,482(4)                *
Robert D. Sznewajs......................       382,037(4)(11)            *
Richard A. Zona.........................       805,224(4)                *
All Directors and executive officers as
  a group (33 persons)..................    34,277,727(12)             4.70%

------------------------

* Excluded because percentage beneficially owned is less than 1% of the Common Stock.

(1) Includes the following shares subject to options exercisable within 60 days:
    Ms. Ahlers, 14,202 shares; Mr. Bettis, 23,220 shares; Mr. Cameron, 462,847 shares; Ms. Chambers, 33,414 shares; Mr. Collins, 22,200 shares; Mr. Coors, 22,200 shares; Mr. Dryden, 39,420 shares; Mr. Green, 23,220 shares; Mr. Grundhofer, 1,382,328 shares; Mr. Hale, 21,024 shares; Mr. Delbert Johnson, 24,040 shares; Mr. Joel Johnson, 7,500 shares; Mr. Knowlton, 17,974 shares; Mr. Levin, 22,200 shares; Mr. Phillips, 18,643 shares; Mr. Redmond, 47,907 shares; Mr. Reiten, 7,500 shares; Mr. Richey, 26,202 shares; Mr. Schall, 29,700 shares; Mr. Scott, 17,700 shares; Mr. Staley, 7,500 shares; Mr. Duim, 147,880 shares; Mr. Heasley, 123,280 shares; Mr. Sznewajs, 190,900 shares; and Mr. Zona, 264,228 shares.

(2) Includes 266,364 shares held by a limited partnership of which Mr. Bettis is the general partner; 2,754,489 shares held by a charitable foundation of which he is the President; and 1,119,366 shares held by a trust for the benefit of his children and of which he is the trustee.

(3) Includes 4,938,414 shares owned by Joshua Green Corporation, of which Mr. Green is Chairman and Chief Executive Officer; 10,456,823 shares held by a limited partnership of which Joshua Green Corporation is the general partner; 342,651 shares held by a trust as to which Mr. Green has shared voting and investment power and of which a family member of Mr. Green's is the beneficiary; and 861,137 shares held by a charitable foundation of which Mr. Green is President. Mr. Green owns 59% of the voting common stock of Joshua Green Corporation and has sole voting power over another 20% of such stock; accordingly, the other shareholders and Directors of Joshua Green Corporation are not deemed to have shared voting and dispositive power over the shares of the Company's Common Stock beneficially owned by Joshua Green Corporation by reason of their capacities as such. Excludes 13,722 shares held by Mr. Green's wife, as to which he has no voting or investment power and disclaims beneficial ownership.

(4) Includes the following shares held in the Savings Plan: Mr. Grundhofer, 7,671 shares; Mr. Duim, 15,484 shares; Mr. Heasley, 13,084 shares; Mr. Sznewajs, 2,952 shares; and Mr. Zona, 1,350 shares. Voting of shares held in the Savings Plan is passed through to the participating employees; however, if a proxy is not received with respect to such shares, such shares will be voted by the trustee in accordance with the terms of the Savings Plan. See "General Matters--Voting, Execution and Revocation of Proxies" above.

(5) Includes 664,259 shares held in a family trust of which Mr. Grundhofer is a trustee and a beneficiary, as to which he shares voting and investment power, and 26,340 shares held in a charitable foundation created by Mr. Grundhofer.

(6) Includes 4,334 shares held in joint tenancy with Mr. Redmond's wife, as to which he shares voting and investment power.

(7) Excludes 7,794 shares held by Mr. Richey's wife, as to which he has no voting or investment power and disclaims beneficial ownership.

(8) Includes 36,000 shares held in a family trust of which Mr. Schall is a trustee and as to which he shares voting and investment power.

(9) Includes 2,000,000 shares held by a corporation controlled by Mr. Scott, as to which he shares voting and investment power and disclaims beneficial ownership.

(10) Includes 22,064 shares held in a trust of which Mr. Duim is a trustee and as to which he shares voting and investment power, and 12,590 shares held by a charitable foundation created by him.

(11) Includes 46,830 shares held in a trust of which Mr. Sznewajs is a trustee and as to which he shares voting and investment power.

(12) Includes (i) 83,035 shares held in the Savings Plan for the accounts of certain executive officers; and (ii) 4,006,491 shares subject to options exercisable within 60 days.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Exchange Act requires the Company's Directors and executive officers and all persons who beneficially own more than 10% of the outstanding shares of the Company's Common Stock to file with the Securities and Exchange Commission and the NYSE initial reports of ownership and reports of changes in ownership of such Common Stock. Directors, executive officers and greater-than-10% beneficial owners are also required to furnish the Company with copies of all Section 16(a) reports they file. To the Company's knowledge, based upon a review of the copies of such reports and certain representations furnished to the Company with respect to the fiscal year ended December 31, 1998, all Section 16(a) filing requirements applicable to the Company's Directors, executive officers and greater-than-10% beneficial owners were complied with.

                             EXECUTIVE COMPENSATION
            REPORT OF THE COMPENSATION AND HUMAN RESOURCES COMMITTEE
                           ON EXECUTIVE COMPENSATION

TO OUR SHAREHOLDERS:

    U.S. Bancorp's executive compensation philosophy emphasizes the Company's commitment to long-term growth in shareholder value. In general:

    - TOTAL COMPENSATION will be targeted above the 50th percentile of a group of comparable banking companies. Any premium in targeted pay over the 50th percentile will be primarily in the form of stock incentives.

    - BASE SALARIES will be targeted below the 50th percentile of the comparator group to minimize fixed expense and emphasize the relationship of pay to performance.

    - ANNUAL INCENTIVES will be targeted above the 50th percentile of the comparator group such that the total of targeted base salary plus targeted annual incentive will be equal to the 50th percentile.

    - LONG-TERM AWARDS will be targeted above the 50th percentile of the comparator group and will be primarily in the form of stock incentives.

Actual pay will be influenced by both competitive practice and the Compensation and Human Resources Committee's assessment of performance against several criteria, including measures of profitability, growth consistent with long-range strategy, risk management, the development and involvement of people, a continuing commitment to cultural diversity, and succession planning. No formal weightings have been assigned to these factors.

ROLE OF THE COMMITTEE

    The Compensation and Human Resources Committee of the Board of Directors (the "Committee") seeks to maintain executive compensation policies which are consistent with the Company's strategic business objectives and values. In pursuing this goal, the Committee is guided by the following objectives:

    - A significant portion of senior executives' compensation shall be comprised of long-term, at-risk pay to focus management on the long-term interests of shareholders.

    - Executives' total compensation programs should emphasize pay that is dependent upon meeting performance goals to strengthen the relationship between pay and performance.

    - Components of pay which are at risk should contain equity-based pay opportunities to align executives' interests with those of shareholders.

    - Executive compensation should be competitive to attract, retain and encourage the development of exceptionally knowledgeable and experienced executives upon whom, in large part, the success of the Company depends.

    The Committee is comprised of seven Non-Employee Directors. The Committee approves the design of executive compensation programs and assesses their effectiveness in supporting the Company's compensation objectives. The Committee also reviews and approves all salary arrangements and other remuneration for executives, evaluates executive performance, and considers related matters.

    The Company obtains competitive market data from an independent compensation consultant comparing the Company's compensation practices to those of a group of comparator companies. The Committee reviews and approves the selection of companies used for compensation comparison purposes. This comparator group is comprised of companies in the banking industry with which the Company competes for executive talent and which are generally comparable with respect to business activities. While the comparator group is not comprised of the same companies contained in the peer group index under "Comparative Stock Performance" below, all of the comparator companies are included in such peer group index. The Committee believes that the companies used for compensation comparisons are a representative cross-section of the companies included in the peer group index.

ELEMENTS OF THE COMPENSATION PROGRAM

    The key elements of the Company's executive compensation program are base salary, annual incentives, and long-term incentives. In determining each component of compensation, the Committee considers an executive's total compensation package. Consistent with the Company's policy of aligning pay with performance, a greater portion of total compensation is placed at risk than the total compensation typically placed at risk by companies in the comparator group. In determining the total compensation package for executives, the Committee has considered the performance of the Company's Common Stock. In this regard, the Committee considers the performance of the Company's Common Stock to be a favorable factor; however, no formal weighting has been assigned to this factor. "Comparative Stock Performance" below includes the type of information considered by the Committee in this regard.

    POLICY WITH RESPECT TO SECTION 162(M)

    Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), generally limits the corporate deduction for compensation paid to executive officers named in the Summary Compensation Table to $1 million, unless the compensation is performance-based. The Committee has carefully considered the potential impact of this tax code provision on the Company and has concluded that it is in the Company's and shareholders' best interest to qualify certain of the Company's stock-based, long-term incentives as performance-based compensation within the meaning of the Code and thereby preserve the full deductibility of such long-term incentive payments; the Committee believes that such qualification has been achieved. The Company also requested and received shareholder approval of the Executive Incentive Plan in order to qualify payments under the terms thereof as performance-based compensation within the meaning of the Code, and the Company believes that payments made under that plan will so qualify.

    BASE SALARIES

    Each executive's base salary is initially determined according to competitive pay practices, his or her level of responsibility, prior experience, and breadth of knowledge, as well as internal equity issues. The Committee uses its discretion rather than a formal weighting system to evaluate these factors and to determine individual base salary levels. Thereafter, base salaries are reviewed on an annual basis, and increases are made based on the Committee's subjective assessment of each executive's performance, as well as the factors described above. In 1998, base salaries were below the 50th percentile market level of the comparator group. This is consistent with the Company's strategic objectives.

    Each year, Mr. Grundhofer prepares a written self-appraisal of his performance which is presented to the Board of Directors. Each Director is invited to comment on Mr. Grundhofer's report and his performance is the subject of an executive session of the Board. Subsequently, the Committee Chair prepares a formal response which serves as Mr. Grundhofer's appraisal. The Committee determines Mr. Grundhofer's salary for the coming year, and his base salary is adjusted accordingly. In determining Mr. Grundhofer's base salary adjustment, the Committee considers Mr. Grundhofer's execution of his overall responsibility for the Company's financial performance, long-range strategy, capital allocation, and management selection, retention, and succession. However, formal weightings have not been assigned to these factors.

    Pursuant to the employment agreement dated August 1, 1997, as amended, between Mr. Grundhofer and the Company, Mr. Grundhofer during 1998 received the annual base salary reported in the Summary Compensation Table. This base salary was below the 50th percentile of the comparator group, consistent with the Company's executive compensation philosophy. See "Employment Contracts for the Named Executive Officers" below.

    ANNUAL INCENTIVES

    The Company provides annual incentives to executives under the Executive Incentive Plan. Annual incentives are intended to promote the Company's pay-for-performance philosophy by providing executives with annual cash bonus opportunities for achieving corporate, business unit and individual performance goals. No formal weightings are assigned to these levels of performance.

    Eligible executives are assigned target bonus levels determined as a percentage of base salary. The Committee sets the target bonus awards at a level which, together with the amount of base pay, provides total direct compensation which is approximately equal to the 50th percentile level among the Company's compensation comparator companies for total direct compensation. The Committee considers the targets it establishes to be achievable, but to require above-average performance from each of the executives. Actual awards, if any, are determined by the Committee based on its subjective assessment of each executive's business unit and individual performance. The assessment focuses on achievement of profitability, growth, risk management, and general management objectives; however, formal weightings have not been assigned to these factors.

    Although the Company's 1998 financial performance fell slightly short of the Company's aggressive plan, overall financial and operational performance was excellent. Specifically, with respect to profitability factors, the Company's return on assets, return on equity, net interest margin and efficiency ratio all ranked near the top of the peer bank group. In addition, in measuring the Company's performance relating to growth goals, the Committee noted the Company's continuing successful efforts to reposition its businesses to remain competitive in a changing industry. Those successful efforts included the integration of acquired financial institutions, the introduction of new technology throughout the Company, the effective conversion of acquired banks' services, the internal growth of key businesses, the development of people, and strategic leadership. In analyzing the Company's risk management, the Committee observed that the Company met its goals with respect to credit quality management. As a result, actual bonus awards, while somewhat lower than last year's awards, exceeded the target level.

    Mr. Grundhofer's targeted annual bonus is consistent with the Company's policy of setting a targeted annual bonus sufficient to provide total direct compensation which is approximately equal to the 50th percentile level of the comparator group. As described in the preceding paragraph, the Company delivered outstanding financial and operational results. As a result, Mr. Grundhofer's actual bonus, as reported in the Summary Compensation Table, while lower than last year's award, was above target, consistent with the goals of the Executive Incentive Plan.

    LONG-TERM INCENTIVES

    The Committee believes that long-term incentive compensation opportunities should be dependent on stock-based measures to strengthen the alignment between management's interests and those of the Company's shareholders. Furthermore, in keeping with the policy of placing a significant portion of executives' total pay at risk, the Committee sets targeted long-term incentive compensation above the 50th percentile levels among the Company's compensation comparator companies. The following describes the Company's practices relative to each long-term incentive vehicle.

    STOCK OPTIONS. Under the 1997 Stock Incentive Plan, options are granted at an option price not less than the fair market value of the Common Stock on the date of grant. Thus, stock options have value only if the stock price appreciates from the date the options are granted. This design focuses executives on the creation of shareholder value over the long term and encourages equity ownership in the Company. In determining the actual size of regular stock option awards, the Committee considers the value of the stock on the date of grant, competitive practice, the amount of options previously granted, individual contributions, and business unit performance. However, formal weightings have not been assigned to these factors. No regular stock options were granted to the six named executive officers during 1998.

    The Company believes that reload stock options advance its objective of executive equity ownership by encouraging executives to exercise their stock options, and thereby increase their direct equity ownership, more quickly than if reload stock options were not available. During 1998, the Company granted reload stock options to most executives, including four of the six named executive officers.

    Mr. Grundhofer in 1998 received reload stock options as set forth in the Summary Compensation Table. All of the options granted to Mr. Grundhofer have an exercise price equal to the fair market value on the date of grant. The number of reload stock options granted to Mr. Grundhofer was equal to the number of shares of the Company's Common Stock he tendered to the Company in payment of the exercise price of options exercised during 1998, plus the number of shares withheld by the Company in payment of the taxes arising from the exercises.

    RESTRICTED STOCK. The 1997 Stock Incentive Plan also provides for the granting of restricted stock to executives. No grants of restricted stock were made to the six named executive officers during 1998.

CONCLUSION

    The Committee believes the Company's executive compensation policies and programs effectively serve the interests of shareholders and the Company. The Company's various pay vehicles are appropriately balanced to provide increased motivation for executives to contribute to the Company's overall future success and to enhance the Company's value for the shareholders' benefit.

    S. Walter Richey, Chair

    Arthur D. Collins, Jr.

    Robert L. Dryden

    Delbert W. Johnson

    Richard L. Knowlton

    Jerry W. Levin

    Paul A. Redmond

EMPLOYMENT CONTRACTS FOR THE NAMED EXECUTIVE OFFICERS

    The Company has entered into employment agreements with each of the executive officers named in the Summary Compensation Table below. Under Mr. Cameron's agreement, he served as Chairman of the Company through December 31, 1998. The agreement provided for an annual salary not less than $840,000 and bonus such that his total cash compensation was equal to the greater of his total salary ($800,000) and bonus ($848,640) in 1996 at Old USB, or the salary and bonus for the year in question of the Company's Chief Executive Officer. Pursuant to the employment agreement, following his termination of employment on December 31, 1998, Mr. Cameron is entitled to an annual pension benefit equal to $1,000,000 per year for life (less any benefit payable pursuant to the Company's qualified retirement plan), and if his current wife survives him, she will be entitled to receive an annual benefit of $500,000 per year for her life. The employment agreement also provides for lifetime life insurance of $1,000,000.

    Under Mr. Grundhofer's employment agreement, he will serve as the Chief Executive Officer for a five-year term commencing August 1, 1997, which term will automatically be extended by one year on each anniversary of the commencement date unless either party notifies the other of its intention not to renew the agreement. The employment agreement provides for an annual base salary of at least $840,000 (Mr. Grundhofer's current annual base salary is $900,000), and he is entitled to a performance-based annual bonus. In the event Mr. Grundhofer's employment is terminated by the Company without cause (as defined in the agreement) or by Mr. Grundhofer for good reason (as defined in the agreement), he will receive a lump sum payment equal to three times his base salary and annual bonus; all of his non-vested stock options and restricted stock that would have vested during the remaining term of the employment agreement will immediately vest; and he will be provided certain other enhanced benefits, including an additional three years of service credit (five additional years if his employment is terminated within two years of a change in control) for purposes of computing his retirement benefit under the Supplemental Executive Retirement Plan. The Company also will pay any excise taxes that he may incur as a result of such payments, and any income and excise taxes on such excise tax payments. Certain special provisions apply to the determination and payment of bonus awards if termination occurs in anticipation of or within 24 months following a change in control. Pursuant to his employment agreement, Mr. Grundhofer is entitled to a minimum annual retirement benefit of $1,000,000 from all of the Company's qualified and nonqualified plans commencing at age 65.

    Under the employment agreements and individual change-in-control severance agreements for the remaining four named executive officers, each of them will serve as Vice Chairman of the Company for a period of three years beginning August 1, 1997, and each will receive the same annual salary and bonus. Each of the agreements provides for certain payments in the event the respective employee's employment is terminated by the Company other than for "cause" or by the individual for "good reason," as such terms are defined in the agreements. With respect to Messrs. Zona and Heasley, the agreements provide for a lump sum payment equal to three times the terminated individual's annual salary plus the highest actual bonus paid to the executive in any of the three years prior to the date of the Merger, accelerated vesting of restricted stock and stock options, certain other enhanced benefits and payment of any excise taxes that may be incurred as a result of such payments, and any income and excise taxes on such excise tax payments. The agreements with Messrs. Sznewajs and Duim provide for substantially similar benefits if their employment is terminated in connection with a change in control of the Company. Otherwise, the agreements with Messrs. Sznewajs and Duim provide for a lump sum payment equal to the product of (i) the number of months remaining in the term of the agreement divided by 12, multiplied by (ii) annual salary plus the highest actual bonus paid to the executive in any of the three years prior to the Merger. In addition, Messrs. Sznewajs' and Duim's restricted stock and stock options will immediately vest (except that in the event of termination by the executive for good reason, 75,000 shares of restricted stock would not vest), they will receive certain other enhanced benefits and the Company will pay any excise taxes that may be incurred as a result of such payments, and any income and excise taxes on such excise tax payments.

SUMMARY COMPENSATION TABLE

    The following table sets forth the cash and non-cash compensation for each of the last three fiscal years awarded to or earned by the Chief Executive Officer of the Company and the five other highest paid executive officers of the Company whose salary and bonus paid by the Company in 1998 exceeded $100,000 (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                   ANNUAL COMPENSATION                  LONG-TERM COMPENSATION
                                          -------------------------------------  -------------------------------------
                                                                                          AWARDS             PAYOUTS
                                                                                 ------------------------  -----------

                                                                                                              LONG-
                                                                                 RESTRICTED   SECURITIES      TERM
                                                                  OTHER ANNUAL      STOCK     UNDERLYING    INCENTIVE
NAME AND                                                          COMPENSATION    AWARD(S)     OPTIONS/      PAYOUTS
PRINCIPAL POSITION               YEAR      SALARY($)   BONUS($)        ($)         ($)(5)       SARS(#)        ($)
-----------------------------  ---------  -----------  ---------  -------------  -----------  -----------  -----------
John F. Grundhofer (1).......       1998     840,000   1,500,000     170,674(3)           0      549,616            0
  President and                     1997     787,500   1,764,000     140,946(3)   4,346,875    1,718,145            0
  Chief Executive Officer           1996     620,000   1,302,000     144,106(3)           0    2,260,098            0

Gerry B. Cameron (1)(2)......       1998     840,000   1,500,000      24,429(4)           0      285,163            0
  Chairman of the Board             1997     350,000   1,764,000       2,114(4)   6,520,313      600,000    3,611,789(6)
                                    1996      --          --           --            --           --           --

Philip G. Heasley............       1998     450,000     650,000      10,902(4)           0       92,545            0
  Vice Chairman                     1997     429,583     750,000       8,286(4)   6,101,250       34,182            0
                                    1996     324,792     635,200       7,669(4)           0      576,795            0

Richard A. Zona..............       1998     450,000     650,000      14,783(4)           0      196,090            0
  Vice Chairman                     1997     429,583     750,000       9,828(4)   6,101,250      207,666            0
                                    1996     363,750     712,200       8,423(4)           0      992,412            0

Gary T. Duim (2).............       1998     450,000     650,000      13,104(4)           0            0            0
  Vice Chairman                     1997     187,500     750,000       2,055(4)   4,346,875      300,000      675,970(6)
                                    1996      --          --           --            --           --           --

Robert D. Sznewajs (2).......       1998     450,000     650,000      12,630(4)           0            0            0
  Vice Chairman                     1997     187,500     750,000       1,936(4)   4,346,875      300,000    1,186,928(6)
                                    1996      --          --           --            --           --           --



                                 ALL OTHER
NAME AND                       COMPENSATION
PRINCIPAL POSITION                  ($)
-----------------------------  -------------
John F. Grundhofer (1).......      127,958(7)
  President and                     88,539
  Chief Executive Officer           64,169
Gerry B. Cameron (1)(2)......       89,417(8)
  Chairman of the Board          5,545,243
                                    --
Philip G. Heasley............       37,125(9)
  Vice Chairman                     28,078
                                    20,214
Richard A. Zona..............       44,304(9)
  Vice Chairman                     40,536
                                    26,808
Gary T. Duim (2).............       19,672(9)
  Vice Chairman                  2,729,968
                                    --
Robert D. Sznewajs (2).......       20,916(9)
  Vice Chairman                  3,364,700
                                    --

------------------------------

(1) Mr. Grundhofer reassumed the position of Chairman of the Board on January 1, 1999 following Mr. Cameron's retirement on December 31, 1998.

(2) Mr. Cameron, Mr. Duim and Mr. Sznewajs became employees of the Company following the Merger on August 1, 1997.

(3) Includes transportation-related expenses of $55,198 in 1998, $45,878 in 1997 and $55,276 in 1996, primarily related to providing personal security for Mr. Grundhofer.

(4) Perquisites that do not exceed the lesser of $50,000 or 10% of the total annual salary and bonus for a given Named Executive Officer have been omitted.

(5) Determined by multiplying the market value of the Company's Common Stock on the date of grant by the number of shares awarded. Recipients receive dividends on, and have the right to vote, shares of restricted stock. The Named Executive Officers held shares of restricted stock as of December 31, 1998 with market values as of such date as follows: Mr. Grundhofer, 174,543 shares valued at $6,196,277; Mr. Heasley, 189,393 shares valued at $6,723,452; Mr. Zona, 201,513 shares valued at $7,153,712; Mr. Duim, 125,000 shares valued at $4,437,500; and Mr. Sznewajs, 125,000 shares valued at $4,437,500. Mr. Cameron was granted 225,000 shares of restricted stock on August 1, 1997, all of which vested on December 31, 1998. Mr. Grundhofer was granted 150,000 shares of restricted stock on August 1, 1997, vesting in equal installments over five years or fully on a change of control, his death or disability, his termination without cause or his resignation for good reason. Messrs. Duim and Sznewajs were each granted 150,000 shares of restricted stock on August 1, 1997, of which 25,000 shares vested on August 1, 1998, 25,000 shares vest on August 1, 1999 and 100,000 shares vest on August 1, 2000, or fully on a change of control, their death or disability, their termination without cause or their resignation for good reason (except that in the event of termination by the executive for good reason, 75,000 shares of restricted stock would not vest). Messrs. Heasley and Zona were each granted 180,000 shares of restricted stock on November 2, 1997, of which 30,000 shares vested on November 2, 1998, 30,000 shares vest on November 2, 1999, 30,000 shares vest on November 2, 2000, and 90,000 shares vest on November 2, 2001, or fully on a change of control, their death or disability, their termination without cause or their resignation for good reason.

(6) Represents amounts paid by the Company following the Merger or accrued by the Company under Old USB's Performance Share Plan and Performance Cash Plan for the partial period ended July 31, 1997.

(7) Includes (a) imputed income in the amount of $19,080 arising from premiums paid by the Company with respect to life insurance for the benefit of Mr. Grundhofer; (b) $104,078 paid pursuant to the Company's flexible compensation program (net of amounts used to purchase benefits), $10,000 of which was applied to Mr. Grundhofer's account in the Savings Plan and $94,078 of which was paid in cash; and (c) a matching contribution made by the Company to Mr. Grundhofer's Savings Plan account in the amount of $4,800.

(8) Includes (a) $84,617 paid pursuant to the Company's flexible compensation program (net of amounts used to purchase benefits), $10,000 of which was applied to Mr. Cameron's account in the Savings Plan and $74,617 of which was paid in cash; and (b) a matching contribution made by the Company to Mr. Cameron's Savings Plan account in the amount of $4,800.

(9) Includes (a) amounts paid pursuant to the Company's flexible compensation program (net of amounts used to purchase benefits) as follows: Mr. Heasley, $32,325 ($10,000 of which was applied to his account in the Savings Plan and $22,325 of which was paid in cash); Mr. Zona $39,504 ($10,000 of which was applied to his account in the Savings Plan and $29,504 of which was paid in cash); Mr. Duim, $14,872 ($10,000 of which was applied to his account in the Savings Plan and $4,872 of which was paid in cash); Mr. Sznewajs, $16,116 ($10,000 of which was applied to his account in the Savings Plan and $6,116 of which was paid in cash); and (b) matching contributions made by the Company to Messrs. Heasley's, Zona's, Duim's and Sznewajs' Savings Plan accounts in the amount of $4,800 each.

STOCK OPTIONS

    The following tables summarize stock option grants and exercises during 1998 to or by the Named Executive Officers and the values of options granted during 1998 and held by such persons at the end of 1998.

               OPTION/SAR GRANTS IN YEAR ENDED DECEMBER 31, 1998

                                                                                          POTENTIAL REALIZABLE VALUE AT
                                                                                             ASSUMED ANNUAL RATES OF
                                                                                             STOCK PRICE APPRECIATION
                                              INDIVIDUAL GRANTS                                  FOR OPTION TERM
                           -------------------------------------------------------  ------------------------------------------
                              NUMBER OF      % OF TOTAL
                             SECURITIES     OPTIONS/SARS    EXERCISE                       5% ($)               10% ($)
                             UNDERLYING      GRANTED TO     OR BASE                 --------------------  --------------------
                            OPTIONS/SARS    EMPLOYEES IN     PRICE     EXPIRATION     STOCK                 STOCK
NAME                       GRANTED (#)(1)    FISCAL YEAR   ($/SHARE)      DATE        PRICE      VALUE      PRICE      VALUE
-------------------------  ---------------  -------------  ----------  -----------  ---------  ---------  ---------  ---------
John F. Grundhofer.......        45,857                         43.00    01/19/04       56.40    614,484      73.04  1,377,544
                                503,759                         43.00    12/19/06       65.03  11,097,811     96.46  26,930,956
                                -------
                                549,616             6.1%

Gerry B. Cameron.........       285,163             3.2         35.50    08/01/07       53.98  5,269,812      80.49  12,829,483

Philip G. Heasley........        92,545             1.0         43.00    12/19/06       65.03  2,038,766      96.46  4,947,456

Richard A. Zona..........        97,362                         42.33    12/19/06       64.54  2,162,410      96.48  5,272,152
                                 98,728                         43.00    12/19/06       65.03  2,174,978      96.46  5,277,999
                                -------
                                196,090             2.2

------------------------

(1) Represent reload stock options. Optionees may tender previously acquired shares of the Company's Common Stock in payment of the exercise price of a stock option and may tender previously acquired shares or request the Company to withhold sufficient shares to pay the taxes arising from the exercise. The options described above are reload stock options to purchase the number of shares thus tendered and/or withheld. The reload option has an exercise price equal to the closing price of the Common Stock on the date of exercise of the base option, is first exercisable six months from such date and expires on the scheduled expiration date of the base option. All reload options become fully exercisable in connection with a change in control of the Company, and are nontransferable except to family members or family trusts or partnerships.

    AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END
                               OPTION/SAR VALUES

                                                                         NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                                                                        UNDERLYING UNEXERCISED           IN-THE-MONEY
                                                                           OPTIONS/SARS AT             OPTIONS/SARS AT
                                           SHARES                            12/31/98(#)                12/31/98($)(1)
                                         ACQUIRED ON       VALUE      --------------------------  --------------------------
NAME                                     EXERCISE(#)   REALIZED($)(1) EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
--------------------------------------  -------------  -------------  -----------  -------------  -----------  -------------
John F. Grundhofer....................      873,232      14,821,618    1,382,328       785,001     4,813,222      7,028,862
Gerry B. Cameron......................      749,654      14,630,694      474,325       285,163     4,480,308              0
Philip G. Heasley.....................      337,971       6,267,365      123,280       120,000        30,735      1,465,200
Richard A. Zona.......................      626,944       9,348,330      264,228       130,002       786,993      1,587,324
Gary T. Duim..........................       77,583       1,869,572      147,880       200,000     1,814,090      1,306,000
Robert D. Sznewajs....................       72,000       1,521,120      190,900       200,000     2,372,617      1,306,000

------------------------

(1) Based upon the difference between the per-share option exercise price and the market value of the Common Stock at the applicable measurement date.

RETIREMENT PLANS

    All of the executive officers named in the Summary Compensation Table participate in the Company's retirement plans, the terms of which are summarized below.

CASH BALANCE PENSION PLAN

    Effective July 1, 1986, the Company adopted a career average pay defined benefit pension plan known as the "Personal Retirement Account" ("PRA"), which was renamed the "Cash Balance Pension Plan" (the "Cash Balance Plan") effective as of January 1, 1999. Essentially all full-time employees of the Company and its subsidiaries are eligible to participate in the Cash Balance Plan, and as of January 1, 1999, 23,305 employees were participating. Under the terms of the Cash Balance Plan, a separate "account" is maintained for each participating employee. In 1998, PRA provided for credits to the account of each participant of from 3% to 6% of the participant's eligible compensation, plus 3% of the participant's eligible compensation in excess of $5,000. The basic percentage varied depending upon the participant's number of years of service. In 1998, if the participant had less than 10 years of service, the percentage was 3%. If the participant had 10 but less than 20 years of service, the percentage was 4%. If the participant had 20 but less than 25 years of service, the percentage was 5%. If the participant had 25 or more years of service, the percentage was 6%. Starting in 1999, the credits will equal 4% of the participant's eligible compensation, plus 4% of the participant's eligible compensation in excess of the Social Security taxable wage base for the year. Interest is credited to such accounts. In addition, the Cash Balance Plan provides certain special additional credits for the accounts of participants who had at least five years of service as of January 1, 1986, and had a total age plus years of service equal to 50 or greater. At the time of normal or early retirement, the accumulated account of the participant is converted into one of several available forms of lifetime annuities or is distributed in a single lump sum to the participant. In the event of the death of the participant, the account balance is payable to survivors of the participant. Plan benefits become 100% vested after five years of service, subject to accelerated vesting under certain circumstances in connection with a change in control of the Company.

    Effective January 1, 1999, if it produces a greater benefit, participants will get a benefit from the Cash Balance Plan based on a new minimum benefit formula in lieu of the benefit based on their account. The minimum benefit is up to two times the participant's final five-year average compensation, plus an additional two times final five-year average compensation that exceeds the Social Security taxable wage base in the year the participant's employment ends. The full minimum benefit is reduced for employees who terminate their employment before age 65, commence their benefit before age 65 or complete less than 20 years of service. For certain former participants in the Old USB Retirement Plan and the West One Bancorp Retirement Plan, which were merged into the Cash Balance Plan on December 31, 1998, the formula uses a multiple of three and one-half, instead of two. For such employees, the full minimum benefit is reduced if the employee terminates his or her employment before age 65, commences his or her benefit before age 65 or completes less than 35 years of service.

DEFINED BENEFIT EXCESS PLAN

    The Company maintains an unfunded deferred compensation plan known as the Defined Benefit Excess Plan to provide retirement benefits that would have been provided under the Cash Balance Plan but for certain limitations established under the Code.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

    The Company's Supplemental Executive Retirement Plan (the "SERP") is available to certain executives with not less than five years of service at the time of termination of employment or death. The five-year service requirement does not apply, however, under certain circumstances involving a change in control of the Company. The SERP generally provides retirement benefits at age 65 equal to 55% of an executive's "Final Average Compensation" (except that, pursuant to his employment agreement, Mr. Grundhofer is entitled to 57.5% of such amount). Final Average Compensation is the average base salary and annual incentive award during the executive's last three years of employment. For this purpose, compensation includes total base pay and bonus paid with respect to a calendar year, plus amounts deducted for 401(k) and flexible benefit plans, but does not include amounts attributable to the receipt of stock options or other non-cash remuneration included as income for federal tax purposes. Such compensation is substantially similar to the comparable compensation reflected in the Summary Compensation Table. Executives receive credit for an additional five years of service at age 60 and may receive retirement benefits after age 60 that are equal to the actuarial equivalent present value of the retirement benefit that would be payable at age 65 (except that, pursuant to his employment agreement, Mr. Grundhofer shall be fully vested at age 60, with no actuarial or other reduction for retirement prior to age 65 but after age 60, but with a reduction for commencement of benefits prior to age
65). Payments under the SERP are reduced by other sources of retirement income, including benefits under the Cash Balance Plan, the Defined Benefit Excess Plan, a portion of Social Security benefits and estimated benefits provided by other employers. Lesser benefits are available in the event of termination prior to age 65. The SERP provides for payment of benefits in the form of a single lump sum or an annuity. A participant who has not yet begun to receive payments or benefits under the SERP may elect to receive a distribution of his or her entire SERP benefit under certain circumstances if a change in control has occurred, subject to a 5% forfeiture of benefits.

    The aggregate benefits payable under the foregoing retirement plans at age 65 to the executive officers named in the Summary Compensation Table will be based on the executive's Final Average Compensation during his last three years of employment (unless the minimum benefit formula under the Cash Balance Plan produces a greater benefit, as described above). The table below shows estimated retirement benefits payable under all retirement plans, based on a 55% SERP benefit. As of December 31, 1998, Messrs. Grundhofer, Heasley and Zona were credited with 14, 12 and 9 years of service under the SERP, respectively, and had Final Average Compensation of $2,133,000, $1,017,000 and $1,078,000, respectively. Mr. Grundhofer's aggregate accrued retirement benefit payable at age 65 as of December 31, 1998, was $947,000 based on a 57.5% SERP benefit. Based upon a number of assumptions, including retirement at age 65, the following estimated annual payments would be made upon retirement pursuant to the retirement plans to the following individuals: Mr. Grundhofer, $1,348,000; Mr. Heasley, $1,008,000; and Mr. Zona, $747,000. Projected retirement benefits for Messrs. Duim and Sznewajs are discussed below under "Old USB Retirement Plans."

                      ESTIMATED ANNUAL RETIREMENT BENEFITS

                                       YEARS OF SERVICE
FINAL AVERAGE  ----------------------------------------------------------------
COMPENSATION      10         15         20         25         30         35
-------------  ---------  ---------  ---------  ---------  ---------  ---------
 $   500,000   $ 150,365  $ 196,765  $ 228,365  $ 249,365  $ 262,915  $ 262,915
     625,000     190,978    248,978    288,478    314,728    331,665    331,665
     750,000     231,590    301,190    348,590    380,090    400,415    400,415
     875,000     272,203    353,403    408,703    445,453    469,165    469,165
   1,000,000     312,815    405,615    468,815    510,815    537,915    537,915
   1,125,000     353,428    457,828    528,928    576,178    606,665    606,665
   1,250,000     394,040    510,040    589,040    641,540    675,415    675,415
   1,375,000     434,653    562,253    649,153    706,903    744,165    744,165
   1,500,000     475,265    614,465    709,265    772,265    812,915    812,915
   1,625,000     515,878    666,678    769,378    837,628    881,665    881,665
   1,750,000     556,490    718,890    829,490    902,990    950,415    950,415
   1,875,000     597,103    771,103    889,603    968,353  1,019,165  1,019,165
   2,000,000     637,715    823,315    949,715  1,033,715  1,087,915  1,087,915
   2,125,000     678,328    875,528  1,009,828  1,099,078  1,156,665  1,156,665
   2,250,000     718,940    927,740  1,069,940  1,164,440  1,225,415  1,225,415
   2,375,000     759,553    979,953  1,130,053  1,229,803  1,294,165  1,294,165
   2,500,000     800,165  1,032,165  1,190,165  1,295,165  1,362,915  1,362,915
   2,625,000     840,778  1,084,378  1,250,278  1,360,528  1,431,665  1,431,665
   2,750,000     881,390  1,136,590  1,310,390  1,425,890  1,500,415  1,500,415
   2,875,000     922,003  1,188,803  1,370,503  1,491,253  1,569,165  1,569,165
   3,000,000     962,615  1,241,015  1,430,615  1,556,615  1,637,915  1,636,915

OLD USB RETIREMENT PLANS

    Pursuant to the Old USB Supplemental Benefits Plan (the "Supplemental Plan"), designated key employees, including Messrs. Sznewajs and Duim, would receive retirement benefits in addition to those payable under the Old USB Retirement Plan. Messrs. Sznewajs and Duim were awarded an enhanced retirement benefit under the Supplemental Plan. Their enhanced retirement benefit will depend on their respective years of benefit service upon retirement and will equal a fraction (2.75% multiplied by the number of years of benefit service, up to a maximum of 55%) multiplied by their respective "Highest Average Compensation." Highest Average Compensation is the average during the five consecutive calendar years out of the last 10 years for which compensation was highest. Compensation, for purposes of determining retirement benefits payable under the Old USB Retirement Plan, generally consists of non-deferred compensation up to a maximum annual limit imposed by the Code and excludes amounts paid in excess of limits on variable items such as commissions and long-term incentive compensation. Code limits are disregarded and deferred compensation is included in determining retirement benefits payable under the combined provisions of the Old USB Retirement Plan and Supplemental Plan.

    For this purpose, Mr. Sznewajs has been credited with 11 years of benefit service for service with a prior employer and, as of December 31, 1998, had a total of 15.735 years of benefit service credited to his account. As of the same date, Mr. Duim had a total of 10.929 years of benefit service credited to his account. As of December 31, 1998, Messrs. Sznewajs and Duim had Highest Average Compensation of $882,144 and $704,868, respectively. Mr. Sznewajs' retirement benefit will be offset by benefits from a prior employer of approximately $24,000 per year (which offset is not reflected in the table below). Messrs. Sznewajs and Duim are each fully vested in their respective enhanced retirement benefits. If Mr. Sznewajs were to retire at age 62 with Highest Average Compensation of $1,473,197, his annual retirement benefit would be $771,993, assuming a single life annuity, reduction for estimated Social Security benefits and benefits from a prior employer. If Mr. Duim were to retire at age 62 with Highest Average Compensation of $1,322,510, his annual retirement benefit would be $641,068, based on the same assumptions. Lesser benefits are available under the Supplemental Plan in the event of termination prior to age 62. Under the terms of their employment agreements, Messrs. Sznewajs and Duim will receive retirement benefits under either the Company's current qualified and nonqualified retirement plans or the Old USB Retirement Plan and the Supplemental Plan, whichever is greater. Based on the current plan provisions, the benefits under the Old USB Retirement Plan and the Supplemental Plan are greater.

    The following table shows the estimated annual combined benefits payable under the Old USB Retirement Plan and the Supplemental Plan for Messrs. Sznewajs and Duim at various years of benefit service and specified levels of Highest Average Compensation. Retirement benefits are expressed in terms of single life annuities. Benefits may be reduced from the amounts shown in the table if either Mr. Sznewajs or Mr. Duim retires before age 62 or elects to have benefits paid as a joint and survivor annuity. The amounts shown in the table are offset by an age 62 Social Security benefit of $14,300.

                      ESTIMATED ANNUAL RETIREMENT BENEFITS

                                         YEARS OF SERVICE
HIGHEST AVERAGE  ----------------------------------------------------------------
 COMPENSATION       10         15         20         25         30         35
---------------  ---------  ---------  ---------  ---------  ---------  ---------
  $   500,000    $ 123,200  $ 191,950  $ 260,700  $ 260,700  $ 260,700  $ 260,700
      625,000      157,575    243,513    329,450    329,450    329,450    329,450
      750,000      191,950    295,075    398,200    398,200    398,200    398,200
      875,000      226,325    346,638    466,950    466,950    466,950    466,950
    1,000,000      260,700    398,200    535,700    535,700    535,700    535,700
    1,125,000      295,075    449,763    604,450    604,450    604,450    604,450
    1,250,000      329,450    501,325    673,200    673,200    673,200    673,200
    1,375,000      363,825    552,688    741,950    741,950    741,950    741,950
    1,500,000      398,200    604,450    810,700    810,700    810,700    810,700
    1,625,000      432,575    656,013    879,450    879,450    879,450    879,450
    1,750,000      466,950    707,575    948,200    948,200    948,200    948,200
    1,875,000      501,325    759,138  1,016,950  1,016,950  1,016,950  1,016,950
    2,000,000      535,700    810,700  1,085,700  1,085,700  1,085,700  1,085,700
    2,125,000      570,075    862,263  1,154,450  1,154,450  1,154,450  1,154,450
    2,250,000      604,450    913,825  1,223,200  1,223,200  1,223,200  1,223,200
    2,375,000      638,825    965,388  1,291,950  1,291,950  1,291,950  1,291,950
    2,500,000      673,200  1,016,950  1,360,700  1,360,700  1,360,700  1,360,700
    2,625,000      707,575  1,068,513  1,429,450  1,429,450  1,429,450  1,429,450
    2,750,000      741,950  1,120,075  1,498,200  1,498,200  1,498,200  1,498,200
    2,875,000      776,325  1,171,638  1,566,950  1,566,950  1,566,950  1,566,950
    3,000,000      810,700  1,223,200  1,635,700  1,635,700  1,635,700  1,635,700

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    During 1998, the following individuals served as members of the Compensation and Human Resources Committee: Arthur D. Collins, Jr., Robert L. Dryden, Delbert
W. Johnson, Richard L. Knowlton, Jerry W. Levin, Kenneth A. Macke, Paul A. Redmond, S. Walter Richey and Richard L. Robinson. During 1998, banking and broker/dealer subsidiaries of the Company engaged in loan transactions with members of the Compensation and Human Resources Committee and one or more of their affiliates. Such loans were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features.

                         COMPARATIVE STOCK PERFORMANCE

    Set forth below are line graphs comparing the cumulative total shareholder return on the Company's Common Stock over a five-year and a nine-year period with the cumulative total return on the Standard and Poor's 500 Stock Index and the Keefe, Bruyette & Woods 50 Bank Index over the same periods, assuming the investment of $100 in each on December 31, 1993 and December 31, 1989, respectively, and the reinvestment of all dividends. The Keefe, Bruyette & Woods 50 Bank Index is a market-capitalization-weighted total return index of the 50 largest U.S. banks, including all money center and most major regional banks, published by Keefe, Bruyette & Woods, Inc. The first graph provides a five-year history of shareholder return. The Company believes that the second graph, which provides a nine-year history, is useful in evaluating the Company's performance during the tenure of Mr. Grundhofer and his senior management team.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

           U.S. BANCORP    KBW 50 BANK INDEX     S&P 500 INDEX
1993                $100                  $100             $100
1994                $112                   $95             $101
1995                $172                  $152             $139
1996                $243                  $215             $171
1997                $408                  $314             $229
1998                $395                  $340             $293

                COMPARISON OF NINE-YEAR CUMULATIVE TOTAL RETURN

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

           U.S. BANCORP    KBW 50 BANK INDEX     S&P 500 INDEX
1989                $100                  $100             $100
1990                 $83                   $72              $97
1991                $159                  $114             $126
1992                $193                  $145             $136
1993                $217                  $153             $150
1994                $243                  $145             $152
1995                $375                  $232             $209
1996                $529                  $329             $257
1997                $886                  $480             $342
1998                $858                  $520             $439

                              CERTAIN TRANSACTIONS

STOCK REPURCHASES

    During 1998 and as part of its authorized stock repurchase program, the Company purchased shares of its Common Stock held by certain Directors, members of management or their respective affiliates, as follows: (i) 400,000 shares for an aggregate purchase price of $18,625,000 on July 16, and 300,000 shares for an aggregate purchase price of $12,000,000 on November 5, from a limited partnership, the general partner of which is a corporation, the Chief Executive Officer of which is Mr. Green, a Director of the Company; (ii) 24,000 shares for an aggregate purchase price of $1,122,000 on July 16 from a charitable foundation controlled by Mr. Cameron; (iii) 5,000 shares for an aggregate purchase price of $234,375 on July 16, and 5,000 shares for an aggregate purchase price of $190,937 on November 16, from John R. Danielson, an executive officer of the Company; (iv) 10,194 shares for an aggregate purchase price of $477,207 on July 16 from Mr. Green; (v) 25,000 shares for an aggregate purchase price of $1,167,187 on July 16, and 46,300 shares for an aggregate purchase price of $1,794,125 on November 4, from a family trust of which Mr. Grundhofer is a trustee and a beneficiary; (vi) 31,271 shares for an aggregate purchase price of $1,424,785 on July 28, 65,000 shares for an aggregate purchase price of $2,368,437 on October 30, and 15,744 shares for an aggregate purchase price of $589,416 on November 2, from Mr. Zona; (vii) 30,000 shares for an aggregate purchase price of $1,353,750 on July 29 from a charitable foundation controlled by Mr. Bettis, a Director of the Company; and (viii) 4,054 shares for an aggregate purchase price of $153,292 on November 13 from a charitable foundation controlled by Mr. Zona. Shares repurchased in these transactions were purchased at fair market value based on the current market price of the Common Stock on the NYSE on the date of the transaction.

LOANS TO MANAGEMENT

    During 1998, the Company and its banking and broker/dealer subsidiaries engaged in loan transactions with certain of the Company's Directors, executive officers and one or more of their affiliates. All such loans were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features.

    Pursuant to the Company's Stock Option Loan program, Directors and employees holding stock options are eligible to receive loans from the Company to be used for the exercise of stock options. Loans bear interest at the applicable federal rate in effect under Section 1274(d) of the Code at the time the loan is made. The following table shows as to the Company's Directors and executive officers:
(i) the outstanding balances of stock option loans, if any, as of December 31, 1998, (ii) the largest outstanding balances of such loans at any time during 1998, and (iii) the rate of interest applicable to such loans.

                               STOCK OPTION LOANS

                                                       STOCK OPTION LOAN  MAXIMUM BALANCE OF
                                                          BALANCE AT       STOCK OPTION LOAN     STOCK OPTION LOAN
                                                       DECEMBER 31, 1998      DURING 1998          INTEREST RATE
                                                       -----------------  -------------------  ---------------------
Gerry B. Cameron.....................................     $ 2,600,000         $ 2,835,870                 5.69%

David P. Grandstrand.................................          73,950              73,950                 5.95
David P. Grandstrand.................................         124,535             124,535                 6.01

John F. Grundhofer...................................         400,000             400,000                 5.80

Philip G. Heasley....................................         518,176             518,176                 5.47
Philip G. Heasley....................................       1,435,706           1,435,706                 6.98
Philip G. Heasley....................................       1,491,354           1,491,354                 5.80
Philip G. Heasley....................................       3,113,226           3,113,226                 6.39
Philip G. Heasley....................................       4,025,449           4,025,449                 4.46

Susan E. Lester......................................         290,000             430,191                 5.84

Lee R. Mitau.........................................         197,291             197,291                 6.28

Daniel C. Rohr.......................................       1,788,502           1,788,502                 6.32
Daniel C. Rohr.......................................       1,951,817           1,951,817                 6.24

Robert H. Sayre......................................         169,191             169,191                 5.47
Robert H. Sayre......................................         213,076             213,076                 7.21

Richard A. Zona......................................         572,013             572,013                 5.47
Richard A. Zona......................................         571,446             571,446                 6.39

OTHER TRANSACTIONS

    Eugene Tower Associates Limited Partnership, a Washington limited partnership ("Eugene Tower Associates"), owns and leases the U.S. Bank Center in Eugene, Oregon. Director Carolyn Silva Chambers has an interest in a company that is a general partner in Eugene Tower Associates. A bank subsidiary of the Company made lease payments for space in the U.S. Bank Center totaling approximately $845,000 during 1998.

                             SHAREHOLDER PROPOSALS

    In order for shareholder proposals for the 2000 Annual Meeting to be eligible for inclusion in the Company's Proxy Statement, they must be received by the Company at its principal office in Minneapolis, Minnesota on or before November 19, 1999.

    If a shareholder desires to bring business before the Annual Meeting that is not the subject of a proposal timely submitted for inclusion in the Proxy Statement, written notice of such business, as prescribed in the Company's Bylaws, must be received by the Company at its principal office on or before November 19, 1999. If the Company does not receive timely notice, such business will be excluded from consideration at the meeting. This advance notice requirement supersedes the statutory notice period in Rule 14a-4(c)(1) of the federal proxy rules regarding the discretionary proxy voting authority of the Board of Directors in connection with such shareholder business.

PROPOSAL IV. ANNUAL ELECTION OF DIRECTORS

    Mr. Gerald R. Armstrong, 910 Fifteenth Street, No. 754, Denver, Colorado 80202-2924, (303) 355-1199, the owner of 6,894 shares of Common Stock, has advised the Company that he plans to introduce the following resolution:

    "That the shareholders of U.S. Bancorp, assembled in person and by proxy in an annual meeting, request that the Board of Directors take those steps necessary to cause annual elections for all directors by providing that at future elections in annual meetings, all directors be elected annually and not by classes as is now provided and that on the expiration of the present terms their subsequent elections shall also be on an annual basis."

The reasons given by the shareholder for such resolution are as follows:

        "Last year, the owners of 73,393,122 shares, 38.75% of the shares represented in the meeting, voted in favor of this proposal.

        "Also, in last year's meeting, the proponent noted that a consideration of a merger was the voting rights and that Wells Fargo had one year terms for its directors. (Subsequently, Wells Fargo merged with Norwest which also has one year terms for its directors.)

        "Shareholders of COLORADO NATIONAL BANKSHARES, INC. and the former U.S. BANCORP elected all of their directors annually. The shareholders of the new U.S. BANCORP should not be excepted.

        "It is significant that the shareholders of Chase Manhattan received one year terms for their directors upon the merger with Chemical Bank.

        "Recently, Ameritech, Time-Warner, Lockheed-Martin, Campbell Soups, Atlantic Richfield, Pacific Enterprises, Westinghouse, and other corporations replaced three year terms with the annual election of all directors.

        "Occidental Petroleum corporation stated in its 1997 proxy statement in support of replacing three year terms with one year terms for its directors:

       'the current Board of Directors ... does recognize that under current views of corporate governance a classified board is believed to offer less protection against unfriendly takeover attempts than previously assumed while frustrating stockholders in their exercise of oversight of the board. The Board of Directors believes that the best interests of the stockholders are not currently served by maintaining a classified board....'

        "These actions have increased shareholder voting rights by 300%--and, at no cost to the shareholders.

        "The proponent believes the current system produces only a facade of continuity which should be displaced; and accountability and performance be substituted as the basis for re-election to our board of directors.

        "If you agree, please vote FOR this proposal. If your proxy card is unmarked, your shares will be automatically voted 'against' this proposal."

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST THE FOREGOING PROPOSAL FOR THE FOLLOWING REASONS:

    In 1986, the shareholders of the Company decided, by a vote at the Annual Meeting, to amend the Company's Certificate of Incorporation to divide the Board of Directors into three classes, with approximately one-third of the Directors elected each year for a three-year term. The Board continues to believe that a "staggered" Board of Directors provides important benefits to both the Company and its shareholders. The Board believes that the staggered election approach facilitates continuity and stability of leadership and policy by helping ensure that at any given time a majority of the Directors will have prior experience as Directors of the Company and will be familiar with its business and operations. This permits more effective long-term strategic planning. The Board believes that the continuity and quality of leadership promoted by a staggered Board helps create long-term value for the shareholders of the Company.

    Additionally, the Board believes that the staggered election approach affords the Company valuable protection against an inadequate unsolicited proposal to take over the Company. In the event of a hostile takeover, the fact that at least two shareholders' meetings will generally be required to effect a change in control of the Board of Directors may encourage the person seeking to obtain control of the Company to initiate arms-length discussions with management and the Board. This will assist management and the Board in seeking to assure that if a transaction is negotiated, it is on the most favorable terms for the shareholders of the Company.

    Approval of the proposal would not in itself declassify the Board of Directors. Approval of the proposal would only serve as a request that the Board of Directors take the necessary steps to end the staggered system of electing Directors. Declassification of the Board would require an amendment to the Company's Restated Certificate of Incorporation. The Company's Restated Certificate of Incorporation requires the affirmative vote of 80% of the outstanding shares of the Company's Common Stock to approve the amendment.

    The affirmative vote of the holders of a majority of the shares of the Company's Common Stock present in person or represented by proxy at the meeting and entitled to vote is necessary for approval of the shareholder proposal regarding the annual election of all Directors.

    THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE AGAINST APPROVAL OF THE PROPOSAL REGARDING THE ANNUAL ELECTION OF ALL DIRECTORS. PROXIES WILL BE VOTED AGAINST THE SHAREHOLDER PROPOSAL UNLESS OTHERWISE SPECIFIED.

                                 OTHER MATTERS

    In accordance with the requirements for advance notice described under the heading "Shareholder Proposals" above, no other proposals of shareholders will be presented at the Annual Meeting, and the Board of Directors does not know of any other matters to come before the meeting. If any other matters are brought before the meeting, including, among other things, a motion to adjourn or postpone the meeting to another time and/or place for the purpose of soliciting additional proxies in favor of the 1999 Plan Proposal or to permit the dissemination of information germane to the meeting, one or more of the persons named in the proxy card will vote the shares represented by such proxy upon such matters as determined in their discretion; provided, however, that no proxy that is voted against the 1999 Plan Proposal will be voted in favor of any such adjournment or postponement for the purpose of soliciting additional proxies.

                                          By Order of the Board of Directors

                                          /s/ Lee R. Mitau

                                          Lee R. Mitau
                                          SECRETARY

Dated: March 18, 1999

                                 [LOGO]

      Please mark your
 /x/  votes as in this
      example.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1,2 AND 3.

                     VOTE FOR            WITHHOLD
                  all nominees           AUTHORITY
                (except as marked     to vote for all
              to the contrary below)     nominees

1.  Election of         / /                 / /
    Directors

    The nominees for Director are: 01. Linda L. Ahlers
    02. Robert L. Dryden 03. Joel W. Johnson
    04. Edward J. Phillips 05. Warren R. Staley

To withhold authority to vote for any individual nominee, vote that nominee's name in the space below.

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                                    FOR      AGAINST     ABSTAIN
2.  Approve the 1999
    Stock Incentive Plan            / /        / /         / /

3.  Ratify the selection of the
    firm of Ernst & Young LLP       / /        / /         / /
    as independent auditors.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE "AGAINST" PROPOSAL 4.

                                    FOR      AGAINST     ABSTAIN
4.  Shareholder Proposal-
    Annual Election of Directors.   / /        / /         / /

Comments and/or change of
address on reverse side.            / /

Waive confidential voting.          / /


SIGNATURE(S)                                                    DATE        1999
             ------------------------  -------------------------     ------

Please sign exactly as your name(s) appear(s) on this Proxy Card. Joint owners should each sign. If signed by an attorney, executor, guardian or in some other capacity or as officer of a corporation, please add title as such. Unless voting by telephone or through the internet, please sign, date and return this Proxy Card promptly using the enclosed envelope.

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                              FOLD AND DETACH HERE

 [LOGO]


                          VOTE BY TELEPHONE OR INTERNET
                             FAST - EASY - IMMEDIATE

U.S. Bancorp encourages you to take advantage of two new, cost-effective, and convenient ways to vote your shares. You may now vote your shares 24 hours a day, 7 days a week, either using a touch-tone telephone or through the Internet. Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, and returned your proxy card. Please note that all votes by telephone or through the Internet must be received by 12:00 p.m. midnight (EDT) on April 19, 1999.

TO VOTE BY PHONE:      CALL TOLL-FREE ON A TOUCH-TONE TELEPHONE 1-877-779-8683

                       You will be asked to enter the Control Number printed in the box above, just below the perforation. Then simply follow the instructions.

                       OR

TO VOTE BY INTERNET:   GO TO THE WEB SITE ADDRESS: http://www.eproxyvote.com/usb

                       You will be asked to enter the Control Number printed in the box above, just below the perforation. Then simply follow the instructions. You may also indicate if you would be interested in receiving future proxy materials through the Internet. (As with all Internet access, the user must pay all usage and server fees.)

TO VOTE BY MAIL:       Simply mark, sign, and date your proxy card and return
                       it in the enclosed postage-paid envelope. If you are voting by telephone or the Internet, please do not mail your proxy card.

 [LOGO]

P  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF U.S. BANCORP.

R The undersigned, having received the Notice of Annual Meeting and Proxy Statement, revoking any proxy previously given, hereby appoint(s) Susan E.
O Lester and Lee R. Mitau as proxies (each with power to act alone and with full power of substitution) to vote as directed all shares the undersigned
X is (are) entitled to vote at the U.S. Bancorp 1999 Annual Meeting of Shareholders and authorize(s) each to vote in his or her discretion upon
Y such other business as may properly come before the meeting, or any adjournment or postponement thereof. IF THIS SIGNED PROXY CARD CONTAINS
   NO SPECIFIC VOTING INSTRUCTIONS, MY (OUR) SHARES WILL BE VOTED "FOR" ALL NOMINEES FOR DIRECTOR, "FOR" PROPOSALS 2 AND 3, "AGAINST" PROPOSAL 4, AND IN THE DISCRETION OF THE NAMED PROXIES ON ALL OTHER MATTERS.

   Comments and/or Change of Address

   --------------------------------------------------------------------------





   --------------------------------------------------------------------------
   UNLESS VOTING BY TELEPHONE OR THROUGH THE INTERNET, PLEASE MARK, SIGN AND DATE THIS PROXY CARD ON THE REVERSE SIDE AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.
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                                                             SEE REVERSE
                                                                 SIDE
                                                            -------------


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                              FOLD AND DETACH HERE

Appendix to Proxy Statement of U.S. Bancorp dated March 18, 1999

                                    U.S. BANCORP
                             1999 STOCK INCENTIVE PLAN


SECTION 1.  PURPOSE; EFFECT ON PRIOR PLANS.

          (a) PURPOSE. The purpose of the U.S. Bancorp 1999 Stock Incentive Plan (the "Plan") is to aid in attracting and retaining employees, management personnel and other personnel and members of the Board of Directors who are not also employees ("Non-Employee Directors") of U.S. Bancorp (the "Company") capable of assuring the future success of the Company, to offer such personnel and Non-Employee Directors incentives to put forth maximum efforts for the success of the Company's business and to afford such personnel and Non-Employee Directors an opportunity to acquire a proprietary interest in the Company.

          (b) EFFECT ON PRIOR PLANS. The Company hereby adopts the Plan, subject to approval by the stockholders of the Company. As so established and approved, the Plan shall be known as the 1999 Stock Incentive Plan. On the effective date of the Plan determined in accordance with Section 10 of the Plan, for purposes of administration and share accounting pursuant to Sections 3 and 4 of the Plan, the following plans of the Company shall be considered to be incorporated in the Plan: the U.S. Bancorp 1997 Stock Incentive Plan, as amended (including all plans incorporated therein), and the Piper Jaffray Companies Inc. 1993 Omnibus Stock Plan (as assumed by the Company), as amended (together, the "Prior Plans"). All outstanding options, restricted stock and other awards issued under the Prior Plans shall remain subject to the terms and conditions of the plans under which they were issued, but shares of stock relating to outstanding options, restricted stock or other awards issued under the Prior Plans are considered shares of stock subject to the Plan under Section 4 of the Plan.

SECTION 2.  DEFINITIONS.

          As used in the Plan, the following terms shall have the meanings set forth below:

          (a) "Affiliate" shall mean (i) any entity that, directly or indirectly through one or more intermediaries, is controlled by the Company and
(ii) any entity in which the Company has a significant equity interest, as determined by the Committee.

          (b) "Award" shall mean any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Award or other Stock-Based Award granted under the Plan.

          (c) "Award Agreement" shall mean any written agreement, contract or other instrument or document evidencing any Award granted under the Plan.

          (d) "Change in Control" shall have the meaning ascribed to such term in any Award Agreement, and shall include phrases of similar meaning such as, by way of example but not limitation, "Full Change in Control" and "Partial Change in Control."

          (e) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

          (f) "Committee" shall mean a committee of the Board of Directors of the Company designated by such Board to administer the Plan and composed of not less than two directors.

          (g) "Eligible Person" shall mean any employee, officer, director (including any Non-Employee Director), consultant or independent contractor providing services to the Company or any Affiliate who the Committee determines to be an Eligible Person.

          (h) "Fair Market Value" shall mean, with respect to any property (including, without limitation, any Shares or other securities), the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee. Notwithstanding the foregoing, for purposes of the Plan, the Fair Market Value of Shares on a given date shall be the closing price of the Shares as reported on the New York Stock Exchange on such date, if the Shares are then traded on the New York Stock Exchange.

          (i)  "Incentive Stock Option" shall mean an option granted under
Section 6(a) of the Plan that is intended to meet the requirements of Section 422 of the Code or any successor provision.

          (j)  "Non-Qualified Stock Option" shall mean an option granted under
Section 6(a) of the Plan, or Section 6(g) of the Plan in the case of automatic grants to Non-Employee Directors, that is not intended to be an Incentive Stock Option.

          (k) "Option" shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

          (l)   "Other Stock-Based Award" shall mean any right granted under
Section 6(e) of the Plan.

          (m) "Participant" shall mean an Eligible Person designated to be granted an Award under the Plan.

          (n) "Performance Award" shall mean any right granted under Section 6(d) of the Plan.

          (o) "Person" shall mean any individual, corporation, partnership, association or trust.

          (p) "Qualifying Termination" shall mean a termination of employment under circumstances that, in the judgment of the Committee, warrant acceleration of the exercisability of Options or the lapse of restrictions relating to Restricted Stock or Restricted Stock Units. A Qualifying Termination may apply to large-scale terminations of employment involving the disposition or divestiture of businesses or legal entities or similar circumstances.

          (q) "Restricted Stock" shall mean any Share granted under Section 6(c) of the Plan.

          (r) "Restricted Stock Unit" shall mean any unit granted under Section 6(c) of the Plan evidencing the right to receive a Share (or a cash payment equal to the Fair Market Value of a Share) at some future date.

          (s) "Rule 16b-3" shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934.

          (t) "Shares" shall mean shares of Common Stock, $1.25 par value, of the Company or such other securities or property as may become subject to Awards pursuant to an adjustment made under Section 7(c) of the Plan.

          (u)  "Stock Appreciation Right" shall mean any right granted under
Section 6(b) of the Plan.

SECTION 3.  ADMINISTRATION.

          The Plan shall be administered by the Committee. Subject to the terms of the Plan and applicable law, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or with respect to which payments, rights or other matters are to be calculated in connection with) each Award; (iv) determine the terms and conditions of any Award or Award Agreement; (v) amend the terms and conditions of any Award or Award Agreement and accelerate the exercisability of Options or the lapse of restrictions relating to Restricted Stock or Restricted Stock Units; PROVIDED, HOWEVER, that any such acceleration of exercisability or lapse of restrictions shall be limited to accelerations relating to a Change in Control, a Qualifying Termination, death, disability or any circumstances set forth in an Award Agreement in effect on the effective date of the Plan determined in accordance with Section 10 of the Plan; (vi) determine whether, to what extent and under what circumstances Awards may be exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited or suspended; (vii) determine whether, to what extent and under what circumstances cash, Shares, other securities, other Awards, other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or the Committee; (viii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (ix) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon any Participant, any holder or beneficiary of any Award and any employee of the Company or any Affiliate.

SECTION 4.  SHARES AVAILABLE FOR AWARDS.

          (a) SHARES AVAILABLE. Subject to adjustment as provided in Section 7(c), the total number of Shares available for granting Awards under the Plan shall be 92,891,502 (47,891,502 of which were previously authorized and subject to outstanding Awards under the Prior Plans or authorized and available for grant under the U.S. Bancorp 1997 Stock Incentive Plan, as amended (including all plans incorporated therein), and 45,000,000 of which will be authorized upon stockholder approval of the Plan); PROVIDED, HOWEVER, that the total number of Shares authorized under the Plan shall be deemed to be reduced automatically, as of the effective date of the Plan determined in accordance with Section 10 of the Plan, by that number of Shares that were subject to outstanding awards under the Prior Plans, as of January 31, 1999, that are no longer subject to outstanding awards as of the effective date of the Plan determined in accordance with Section 10 of the Plan. Not more than 7,000,000 of such Shares, subject to adjustment as provided in Section 7(c) of the Plan, will be available for granting additional Awards of Restricted Stock following the effective date of the Plan determined in accordance with Section 10 of the Plan; PROVIDED, HOWEVER, that any Shares covered by an Award of Restricted Stock that are forfeited shall again be available for purposes of the limitation on grants of additional Awards of Restricted Stock. If any Shares covered by an Award or to which an Award relates are not purchased or are forfeited, or if an

Award otherwise terminates without delivery of any Shares, then the number of Shares counted against the aggregate number of Shares available under the Plan with respect to such Award, to the extent of any such forfeiture or termination, shall again be available for granting Awards under the Plan. In addition, if any Shares are used by a Participant as full or partial payment to the Company of the purchase price relating to an Award, whether by actual delivery or attestation, or in connection with satisfaction of tax obligations relating to an Award, whether by actual delivery, attestation or having shares withheld from the Award, only the number of Shares issued net of the Shares tendered or withheld shall be deemed delivered for purposes of determining the maximum number of Shares available for granting of Awards under the Plan. For purposes of the previous two sentences, the term "Award" shall explicitly include any awards outstanding under the Prior Plans as of the effective date of the Plan determined in accordance with Section 10 of the Plan.

          (b) ACCOUNTING FOR AWARDS. For purposes of this Section 4, if an Award entitles the holder thereof to receive or purchase Shares, the number of Shares covered by such Award or to which such Award relates shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Plan. Such Shares may again become available for granting Awards under the Plan pursuant to the provisions of Section 4(a) of the Plan, subject to the limitations set forth in Section 4(c) of the Plan.

          (c) INCENTIVE STOCK OPTIONS. Notwithstanding the foregoing, the number of Shares available for granting Incentive Stock Options under the Plan, on and after the effective date of the Plan determined in accordance with
Section 10 of the Plan, shall not exceed 45,000,000, subject to adjustment as provided in Section 7(c) of the Plan and Section 422 or 424 of the Code or any successor provisions.

          (d) AWARD LIMITATIONS UNDER THE PLAN. No Eligible Person may be granted any Award or Awards, the value of which Awards are based solely on an increase in the value of the Shares after the date of grant of such Awards, for more than 5,000,000 Shares (subject to adjustment as provided in Section 7(c) of the Plan), in the aggregate, in any calendar year beginning with the year commencing January 1, 1999. The foregoing limitation specifically includes the grant of any "performance-based" Awards within the meaning of Section 162(m) of the Code.

SECTION 5.  ELIGIBILITY.

          Any Eligible Person, including any Eligible Person who is an officer or director of the Company or any Affiliate, shall be eligible to be designated a Participant; PROVIDED, HOWEVER, that an Incentive Stock Option may only be granted to full or part-time employees (which term as used herein includes, without limitation, officers and directors who are also employees) and an Incentive Stock Option shall not be granted to an employee of an Affiliate unless such Affiliate is also a "subsidiary corporation" of the Company within the meaning of Section 424(f) of the Code or any successor provision.

SECTION 6.  AWARDS.

          (a) OPTIONS. The Committee is hereby authorized to grant Options to Participants with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

          (i) EXERCISE PRICE. The purchase price per Share purchasable under an Option shall be determined by the Committee; PROVIDED, HOWEVER, that such purchase price shall not be less than 100% of the Fair Market Value of a Share on the date of grant of such Option.

          (ii) OPTION TERM. The term of each Option shall be fixed by the Committee.

          (iii) TIME AND METHOD OF EXERCISE. The Committee shall determine the time or times at which an Option may be exercised in whole or in part and the method or methods by which, and the form or forms (including, without limitation, cash, Shares, other securities, other Awards or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price) in which, payment of the exercise price with respect thereto may be made or deemed to have been made.

          (iv) RELOAD OPTIONS. The Committee may grant "reload" options, separately or together with another Option, pursuant to which, subject to the terms and conditions established by the Committee and any applicable requirements of Rule 16b-3 or any other applicable law, the Participant would be granted a new Option when the payment of the exercise price of a previously granted option is made by the delivery of shares of the Company's Common Stock owned by the Participant pursuant to Section 6(a)(iii) hereof or the relevant provisions of another plan of the Company, and/or when shares of the Company's Common Stock are tendered or forfeited as payment of the amount to be withheld under applicable tax laws in connection with the exercise of an option, which new Option would be an option to purchase the number of Shares not exceeding the sum of (A) the number of shares of the Company's Common Stock provided as consideration upon the exercise of the previously granted option to which such "reload" option relates and (B) the number of shares of the Company's Common Stock tendered or forfeited as payment of the amount to be withheld under applicable tax laws in connection with the exercise of the option to which such "reload" option relates. "Reload" options may be granted with respect to options granted under this Plan or any other stock option plan of the Company or any of its affiliates (which shall explicitly include plans assumed by the Company in connection with mergers and the like). Such "reload" options shall have a per share exercise price equal to the Fair Market Value as of the date of grant of the new Option. Any such reload options shall be subject to availability of sufficient shares for grant under the Plan.

          (b) STOCK APPRECIATION RIGHTS. The Committee is hereby authorized to grant Stock Appreciation Rights to Participants subject to the terms of the Plan and any applicable Award Agreement. A Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive upon exercise thereof the excess of (i) the Fair Market Value of one Share on the date of exercise (or, if the Committee shall so determine, at any time during a specified period before or after the date of exercise) over (ii) the grant price of the Stock Appreciation Right as specified by the Committee, which price shall not be less than 100% of the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right. Subject to the terms of the Plan and any applicable Award Agreement, the grant price, term, methods of exercise, dates of exercise, methods of settlement and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Committee. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate.

          (c) RESTRICTED STOCK AND RESTRICTED STOCK UNITS. The Committee is hereby authorized to grant Awards of Restricted Stock and Restricted Stock Units to Participants with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

           (i) RESTRICTIONS. Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right or property with respect thereto), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise as the Committee may deem appropriate. Except as otherwise provided herein, Awards of Restricted Stock and Restricted Stock Units shall contain restrictions that lapse no sooner than three years following the date of grant or, in the case of Awards with performance-based vesting provisions, no sooner than one year following the date of grant; PROVIDED, HOWEVER, that restrictions may lapse sooner than such dates as to portions of such Awards so long as restrictions as to the total number of Shares covered by such Awards do not lapse sooner than such dates; and PROVIDED, FURTHER, that such limitations shall not apply to Awards granted to new employees as part of initial terms of employment, Awards granted to new or existing employees in connection with the acquisition of businesses or assets by the Company, or to Awards in effect on the effective date of the Plan determined in accordance with
     Section 10 of the Plan.

          (ii) STOCK CERTIFICATES. Any Restricted Stock granted under the Plan shall be evidenced by issuance of a stock certificate or certificates, which certificate or certificates shall be held by the Company. Such certificate or certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the restrictions applicable to such Restricted Stock. In the case of Restricted Stock Units, no Shares shall be issued at the time such Awards are granted.

           (iii) FORFEITURE; DELIVERY OF SHARES. Except as otherwise determined by the Committee, upon termination of employment (as determined under criteria established by the Committee) during the applicable restriction period, all Shares of Restricted Stock and all Restricted Stock Units at such time subject to restriction shall be forfeited and reacquired by the Company; PROVIDED, HOWEVER, that the Committee may, when it finds that a waiver would be in the best interest of the Company, including, without limitation, in connection with Changes in Control, Qualifying Terminations, death or disability, waive in whole or in part any or all remaining restrictions with respect to Shares of Restricted Stock or Restricted Stock Units. Shares representing Restricted Stock that is no longer subject to restrictions shall be delivered to the holder thereof promptly after the applicable restrictions lapse or are waived. Upon the lapse or waiver of restrictions and the restricted period relating to Restricted Stock Units evidencing the right to receive Shares, such Shares shall be issued and delivered to the holders of the Restricted Stock Units.

          (d) PERFORMANCE AWARDS. The Committee is hereby authorized to grant Performance Awards to Participants subject to the terms of the Plan and any applicable Award Agreement. A Performance Award granted under the Plan (i) may be denominated or payable in cash, Shares (including, without limitation, Restricted Stock), other securities, other Awards or other property and (ii) shall confer on the holder thereof the right to receive payments, in whole or in part, upon the achievement of such performance goals during such performance periods as the Committee shall establish. Subject to the terms of the Plan and any applicable Award Agreement, the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award granted and the amount of any payment or transfer to be made pursuant to any Performance Award shall be determined by the Committee.

          (e) OTHER STOCK-BASED AWARDS. The Committee is hereby authorized to grant to Participants such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as are deemed by the Committee to be consistent with the purpose of the Plan; PROVIDED, HOWEVER, that such grants must comply with applicable law. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the terms and conditions of such Awards. Shares or other securities delivered pursuant to a purchase right granted under this Section 6(e) shall be purchased for such consideration, which may be paid by such method or methods and in such form or forms (including without limitation, cash, Shares, other securities, other Awards or other property or any combination thereof), as the Committee shall determine, the value of which consideration, as established by the Committee, shall not be less than 100% of the Fair Market Value of such Shares or other securities as of the date such purchase right is granted.

          (f) GENERAL. Except as otherwise specified with respect to Awards to Non-Employee Directors pursuant to Section 6(g) of the Plan:

             (i) NO CASH CONSIDERATION FOR AWARDS. Awards shall be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law.

           (ii) AWARDS MAY BE GRANTED SEPARATELY OR TOGETHER. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with or in substitution for any other Award or any award granted under any plan of the Company or any Affiliate other than the Plan. Awards granted in addition to or in tandem with other Awards or in addition to or in tandem with awards granted under any such other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

          (iii) FORMS OF PAYMENT UNDER AWARDS. Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise or payment of an Award may be made in such form or forms as the Committee shall determine (including, without limitation, cash, Shares, other securities, other Awards or other property or any combination thereof), and may be made in a single payment or transfer, in installments or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments.

           (iv) LIMITS ON TRANSFER OF AWARDS. No Award and no right under any such Award shall be transferable by a Participant otherwise than by will or by the laws of descent and distribution; PROVIDED, HOWEVER, that, if so determined by the Committee, a Participant may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of the Participant and receive any property distributable with respect to any Award upon the death of the Participant; and PROVIDED, FURTHER, except in the case of an Incentive Stock Option, Awards may be transferable as specifically provided in any applicable Award Agreement or amendment thereto pursuant to terms determined by the Committee. Except as otherwise provided in any applicable Award Agreement or amendment thereto (other than an Award Agreement relating to an Incentive Stock Option), pursuant to terms determined by the Committee, each Award or right under any Award shall be exercisable during the Participant's lifetime only by the Participant or, if permissible under applicable law, by the Participant's guardian or legal representative. Except as otherwise provided in any applicable Award Agreement or amendment thereto (other than an Award Agreement relating to an Incentive Stock Option), no Award or right under any such Award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate.

           (v) TERM OF AWARDS. The term of each Award shall be for such period as may be determined by the Committee.

          (vi) RESTRICTIONS; SECURITIES EXCHANGE LISTING. All certificates for Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the Securities and Exchange Commission and any applicable federal or state securities laws, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions. If the Shares or other securities are traded on a securities exchange, the Company shall not be required to deliver any Shares or other securities covered by an Award unless and until such Shares or other securities have been admitted for trading on such securities exchange.

          (g) NON-QUALIFIED STOCK OPTIONS TO NON-EMPLOYEE DIRECTORS. The Committee shall issue Non-Qualified Stock Options to Non-Employee Directors in accordance with this Section 6(g).

          Each Non-Employee Director first elected or appointed to the Company's Board of Directors following the effective date of the Plan determined in accordance with

Section 10 of the Plan and during the term of the Plan shall be granted, as of the date of such Director's first election or appointment to the Board of Directors, a Non-Qualified Stock Option to purchase 7,500 Shares (subject to adjustment pursuant to Section 7(c) of the Plan). Each Non-Employee Director shall be granted during the term of the Plan, as of the date of each Annual Meeting of Stockholders of the Company commencing with the 1999 Annual Meeting of Stockholders of the Company, if such Director's term of office continues after such date, a Non-Qualified Stock Option to purchase 5,100 Shares (subject to adjustment pursuant to Section 7(c) of the Plan).

          Each Non-Qualified Stock Option granted to a Non-Employee Director pursuant to this Section 6(g) shall be exercisable in full as of the date of grant, shall have an exercise price equal to the Fair Market Value of a Share on the date of grant and shall expire on the tenth anniversary of the date of grant, except as provided below. Each Option granted pursuant to this Section 6(g) may be transferable pursuant to terms established by the Committee consistent with Section 6(f)(iv) of the Plan.

          Except as hereinafter provided, each Option granted pursuant to this
Section 6(g) (including those Options granted pursuant to Section 6(h) of the First Bank System, Inc. 1991 Stock Incentive Plan as provided therein, under
Section 6(g) of the First Bank System, Inc. 1996 Stock Incentive Plan as provided therein and under Section 6(g) of the U.S. Bancorp 1997 Stock Incentive Plan as provided therein) shall be deemed to include a provision entitling the optionee to a further Non-Qualified Stock Option (a "Non-Employee Director Reload Option") in the event the optionee exercises such an Option, in whole or in part, by surrendering other Shares in accordance with this Section 6(g) (including any predecessor provision under the First Bank System, Inc. 1991 Stock Incentive Plan, the First Bank System, Inc. 1996 Stock Incentive Plan or the U.S. Bancorp 1997 Stock Incentive Plan) and the terms of the Option and/or when shares of the Company's Common Stock are delivered or withheld as payment of an amount representing tax obligations in connection with the exercise of an option. Any such Non-Employee Director Reload Option (i) shall be for a number of Shares equal to the sum of (x) the number of Shares surrendered as part or all of the exercise price of the Option to which it relates plus (y) the number of Shares, if any, delivered or withheld as payment of an amount representing tax obligations in connection with the exercise of the Option to which it relates; (ii) shall have an expiration date which is the same as the expiration date of the Option to which it relates; (iii) shall have an exercise price equal to the Fair Market Value of a Share on the date of exercise of the Option to which it relates; and (iv) shall be exercisable in full as of the date of grant. A Non-Employee Director Reload Option may be reloaded under the same terms, provided that the original Option to which such series of Non-Employee Director Reload Options relates may be reloaded a maximum of three times. Non-Employee Director Reload Options shall only be granted to a Director during such Director's term as a Non-Employee Director. Any such Non-Employee Director Reload Option shall be subject to availability of sufficient shares for grant under the Plan.

Shares surrendered as part or all of the exercise price of the Option to which it relates that have been owned by the optionee less than six months will not be counted for purposes of determining the number of Shares that may be purchased pursuant to a Non-Employee Director Reload Option.

          All grants of Non-Qualified Stock Options pursuant to this Section 6(g) shall be automatic and non-discretionary and shall be made strictly in accordance with the foregoing terms and the following additional provisions:

          (i) Non-Qualified Stock Options granted to a Non-Employee Director hereunder shall terminate and may no longer be exercised if such Director ceases to be a Non-Employee Director of the Company, except that:

               (A) If such Director's term shall be terminated for any reason other than gross and willful misconduct, death, disability, or retirement, such Director may at any time within a period of three months after such termination, but not after the termination date of the Option, exercise the Option.

               (B) If such Director's term shall be terminated by reason of gross and willful misconduct during the course of the term, including but not limited to, wrongful appropriation of funds of the Company or the commission of a gross misdemeanor or felony, the Option shall be terminated as of the date of the misconduct.

               (C) If such Director's term shall be terminated by reason of disability or retirement, such Director may exercise the Option in accordance with the terms thereof as though such termination had never occurred. If such Director shall die following any such termination, the Option may be exercised in accordance with its terms by the personal representatives or administrators of such Director or by any person or persons to whom the Option has been transferred by will or the applicable laws of descent and distribution.

               (D) If such Director shall die while a Director of the Company or within three months after termination of such Director's term for any reason other than disability or retirement or gross and willful misconduct, the Option may be exercised in accordance with its terms by the personal representatives or administrators of such Director or by any person or persons to whom the Option has been transferred by will or the applicable laws of descent and distribution.

          (ii) Non-Qualified Stock Options granted to Non-Employee Directors may be exercised in whole or in part from time to time by serving written notice of exercise on the Company at its principal executive offices, to the attention of the Company's Secretary. The notice shall state the number of shares as to which the Option is being exercised and be accompanied by payment of the purchase price. A Non-Employee Director may, at such Director's election, pay the purchase price by check payable to the Company, by promissory note, or in shares of the Company's Common Stock, or in any combination thereof having a Fair Market Value on the exercise date equal to the applicable exercise price. If payment or partial payment is made by promissory note, such note shall be a full recourse note and shall
     (A) be secured by the Shares to be delivered upon exercise of such Option,
     (B) be limited in principal amount to the maximum amount permitted under applicable laws, rules and regulations, (C) be for a term of six years and
     (D) bear interest at the applicable federal rate (as determined in accordance with Section 1274(d) of the Code), compounded semi-annually.

          (iii) In order for a Non-Employee Director to satisfy obligations under tax laws in connection with an Option granted pursuant to this
     Section 6(g) (including any predecessor provision under the First Bank System, Inc. 1991 Stock Incentive Plan, the First Bank System, Inc. 1996 Stock Incentive Plan and the U.S. Bancorp 1997 Stock Incentive Plan), such Director may (A) elect to have the Company withhold a portion of the Shares otherwise to be delivered upon exercise of such Option with a Fair Market Value equal to the amount of such taxes (an "Election") or (B) deliver to the Company Shares other than Shares issuable upon exercise of such Option with a Fair Market Value equal to the amount of such taxes. An Election, if any, must be made on or before the date that the amount of tax to be withheld is determined.

SECTION 7.  AMENDMENT AND TERMINATION; ADJUSTMENTS.

          Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan:

          (a) AMENDMENTS TO THE PLAN. The Board of Directors of the Company may amend, alter, suspend, discontinue or terminate the Plan at any time and from time to time; PROVIDED, HOWEVER, that, notwithstanding any other provision of the Plan or any Award Agreement, without the approval of the stockholders of the Company, no such amendment, alteration, suspension, discontinuation or termination shall be made that, absent such approval:

          (i) would violate the rules or regulations of the New York Stock Exchange, any other securities exchange or the National Association of Securities Dealers, Inc. that are applicable to the Company; or

          (ii) would cause the Company to be unable, under the Code, to grant Incentive Stock Options under the Plan.

          (b) AMENDMENTS TO AWARDS. Except as otherwise explicitly provided herein, the Committee may waive any conditions of or rights of the Company under any outstanding Award, prospectively or retroactively. The Committee may not amend, alter, suspend, discontinue or terminate any outstanding Award, prospectively or retroactively, without the consent of the Participant or holder or beneficiary thereof, except as otherwise herein provided. Except as provided in Section 7(c) hereof, no Option may be amended to reduce its initial exercise price and no Option shall be canceled and replaced with an Option or Options having a lower exercise price without the approval of the stockholders of the Company.

          (c) ADJUSTMENTS. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company or other similar corporate transaction or event affecting the Shares would be reasonably likely to result in the diminution or enlargement of any of the benefits or potential benefits intended to be made available under the Plan or under an Award (including, without limitation, the benefits or potential benefits of provisions relating to the term, vesting or exercisability of any Option, the availability of any tandem stock appreciation rights or "reload" option rights, if any, contained in any Option Award, and any "change in control" or similar provisions of any Award), the Committee shall, in such manner as it shall deem equitable or appropriate in order to prevent such diminution or enlargement of any such benefits or potential benefits, adjust any or all of (i) the number and type of Shares (or other securities or other property) which thereafter may be made the subject of Awards, (ii) the number and type of Shares (or other securities or other property) subject to outstanding Awards and (iii) the purchase or exercise price with respect to any Award; PROVIDED, HOWEVER, that the number of Shares covered by any Award or to which such Award relates shall always be a whole number.

          (d) CORRECTION OF DEFECTS, OMISSIONS AND INCONSISTENCIES. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.

SECTION 8.  INCOME TAX WITHHOLDING.

          In order to comply with all applicable federal, state or local income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal, state or local payroll, withholding, income or other taxes, which are the sole and absolute responsibility of a Participant, are withheld or collected from such Participant. In order to assist a Participant in paying all federal and state taxes to be withheld or collected upon exercise or receipt of (or the lapse of restrictions relating to) an Award, the Committee, in its discretion and subject to such additional terms and conditions as it may adopt, may permit the Participant to satisfy such tax obligation by (i) electing to have the Company withhold a portion of the Shares otherwise to be delivered upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes or (ii) delivering to the Company Shares other than Shares issuable upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes. The election, if any, must be made on or before the date that the amount of tax to be withheld is determined.

SECTION 9.  GENERAL PROVISIONS.

          (a) NO RIGHTS TO AWARDS. Except as otherwise provided in Section 6(g) of the Plan, no Eligible Person, Participant or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Eligible Persons, Participants or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to different Participants.

          (b) DELEGATION. The Committee may delegate to one or more officers of the Company or any Affiliate or a committee of such officers, but only to the extent such officer or officers are also members of the Board of Directors of the Company, the authority, subject to such terms and limitations as the Committee shall determine, to grant Awards to Eligible Persons who are not officers or directors of the Company for purposes of Section 16 of the Securities Exchange Act of 1934, as amended.

          (c) AWARD AGREEMENTS. No Participant will have rights under an Award granted to such Participant unless and until an Award Agreement shall have been duly executed on behalf of the Company.

          (d) NO LIMIT ON OTHER COMPENSATION ARRANGEMENTS. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

          (e) NO RIGHT TO EMPLOYMENT, ETC. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ, or as giving a Non-Employee Director the right to continue as a Director, of the Company or any Affiliate. In addition, the Company or an Affiliate may at any time dismiss a Participant from employment, or terminate the term of a Non-Employee Director, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

          (f) GOVERNING LAW. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Minnesota.

          (g) SEVERABILITY. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction or Award, and the remainder of the Plan or any such Award shall remain in full force and effect.

          (h) NO TRUST OR FUND CREATED. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

          (i) NO FRACTIONAL SHARES. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash shall be paid in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

          (j) HEADINGS. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

          (k) SECTION 16 COMPLIANCE. The Plan is intended to comply in all respects with Rule 16b-3 or any successor provision, as in effect from time to time and in all events the Plan shall be construed in accordance with the requirements of Rule 16b-3. If any Plan provision does not comply with Rule 16b-3 as hereafter amended or interpreted, the provision shall be deemed inoperative. The Board of Directors, in its absolute discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan with respect to persons who are officers or directors subject to Section 16 of the Securities and Exchange Act of 1934, as amended, without so restricting, limiting or conditioning the Plan with respect to other Participants.

SECTION 10.  EFFECTIVE DATE OF THE PLAN.

          The Plan shall be effective as of the date of approval by the stockholders of the Company in accordance with applicable law.

SECTION 11.  TERM OF THE PLAN.

          New Awards shall only be granted under the Plan during a 10-year period beginning on the effective date of the Plan. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond the end of such 10-year period, and the authority of the Committee provided for hereunder with respect to the Plan and any Awards, and the authority of the Board of Directors of the Company to amend the Plan, shall extend beyond the end of such period.